Filed Pursuant to Rule 424(b)(2)
Registration No. 333-253713

Prospectus Supplement

(To Prospectus dated March 1, 2021)

$1,200,000,000

Prudential Financial, Inc.

6.000% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2052

The 6.000% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2052, or the “notes,” are our unsecured, subordinated debt instruments and will bear interest (i) from the date they are issued to, but excluding, September 1, 2032, at an annual rate of 6.000%, and (ii) from, and including, September 1, 2032, during each interest period at an annual rate equal to the five-year Treasury rate as of the most recent reset interest determination date, in each case to be reset on each interest reset date, plus 3.234%. Interest will be payable semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2023. So long as no event of default with respect to the notes has occurred and is continuing, we have the right, on one or more occasions, to defer the payment of interest on the notes as described under “Description of the Junior Subordinated Notes—Option to Defer Interest Payments” in this prospectus supplement for one or more consecutive interest periods up to five years. Deferred interest will accrue additional interest at an annual rate equal to the annual interest rate then applicable to the notes. See “Description of the Junior Subordinated Notes—Interest Rate and Interest Payment Dates” in this prospectus supplement for the definitions of “interest period,” “five-year Treasury rate,” “reset interest determination date” and “interest reset date.”

The principal amount of the notes will become due on September 1, 2052. Payment of the principal on the notes will be accelerated only in the case of our bankruptcy or certain other insolvency events with respect to us. There is no right of acceleration in the case of default in the payment of interest on the notes or the performance of any of our other obligations with respect to the notes.

We may redeem the notes at our option for cash, at the times and at the applicable redemption prices described in this prospectus supplement.

The notes will be unsecured, subordinated and junior in right of payment to all our existing and future senior indebtedness (as defined in this prospectus supplement). The notes will rank pari passu with our 5.875% Fixed-to-Floating Rate Junior Subordinated Notes due 2042, our 5.625% Fixed-to-Floating Rate Junior Subordinated Notes due 2043 (the “2043 notes”), our 5.20% Fixed-to-Floating Rate Junior Subordinated Notes due 2044, our 5.375% Fixed-to-Floating Rate Junior Subordinated Notes due 2045, our 4.500% Fixed-to-Floating Rate Junior Subordinated Notes due 2047, our 5.700% Fixed-to-Floating Rate Junior Subordinated Notes due 2048, our 3.700% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2050, our 5.125% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2052, our 5.625% Junior Subordinated Notes due 2058 and our 4.125% Junior Subordinated Notes due 2060. All of our other existing indebtedness for money borrowed is senior to the notes.

We do not intend to apply for listing of the notes on any securities exchange.

The notes are not deposits or savings accounts or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and the “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Initial public offering price(1)	100.000%	$1,200,000,000
Underwriting discount	1.000%	$12,000,000
Proceeds, before expenses, to Prudential Financial, Inc.	99.000%	$1,188,000,000

(1)	Plus accrued interest, if any, from August 17, 2022 if settlement occurs after that date.

The underwriters expect to deliver the notes through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank SA/NV (“Euroclear”), against payment in New York, New York on or about August 17, 2022.

Wells Fargo Securities

Global Coordinator and Joint Book-Runner

Barclays	BofA Securities	Deutsche Bank Securities	HSBC	Mizuho Securities

Joint Book-Runners

MUFG	RBC Capital Markets	SMBC Nikko	US Bancorp

Senior Co-Managers

Academy Securities	CastleOak Securities, L.P.	Drexel Hamilton	Ramirez & Co., Inc.	R. Seelaus & Co., LLC	Siebert Williams Shank

Junior Co-Managers

Prospectus Supplement dated August 8, 2022

We are responsible only for the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any related free-writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. We and the underwriters take no responsibility for any other information that others may give you. This prospectus supplement and the accompanying prospectus are an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information provided by or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free-writing prospectus may only be accurate on the date of the document containing the information.

Any investor purchasing the notes in this offering is solely responsible for ensuring that any offer or resale of the notes it purchased in this offering occurs in compliance with applicable laws and regulations.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and supplements information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which contains more general information, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Unless the context otherwise requires or as otherwise specified, references in this prospectus supplement to the “Company,” “Prudential Financial, Inc.,” “Prudential Financial,” “we,” “us” or “our” refer to Prudential Financial, Inc. only and do not include its consolidated subsidiaries.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the notes offered by this prospectus supplement.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Certain of the statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.

Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management.

These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (1) the ongoing impact of the COVID-19 pandemic on the global economy, financial markets and our business; (2) losses on investments or financial contracts due to deterioration in credit quality or value, or counterparty default; (3) losses on insurance products due to mortality experience, morbidity experience or policyholder behavior experience that differs significantly from our expectations when we price our products; (4) changes in interest rates, equity prices and foreign currency exchange rates that may (a) adversely impact the profitability of our products, the value of separate accounts supporting these products or the value of assets we manage, (b) result in losses on derivatives we use to hedge risk or increase collateral posting requirements and (c) limit opportunities to invest at appropriate returns; (5) guarantees within certain of our products which are market sensitive and may decrease our earnings or increase the volatility of our results of operations or financial position; (6) liquidity needs resulting from (a) derivative collateral market exposure, (b) asset/liability mismatches, (c) the lack of available funding in the financial markets or (d) unexpected cash demands due to severe mortality calamity or lapse events; (7) financial or customer losses, or regulatory and legal actions, due to inadequate or failed processes or systems, external events, and human error or misconduct such as (a) disruption of our systems and data, (b) an information security breach, (c) a failure to protect the privacy of sensitive data, (d) reliance on third-parties or (e) labor and employment matters; (8) changes in the regulatory landscape, including related to (a) financial sector regulatory reform, (b) changes in tax laws, (c) fiduciary rules and other standards of care, (d) U.S. state insurance laws and developments regarding group-wide supervision, capital and reserves, (e) insurer capital standards outside the U.S. and (f) privacy and cybersecurity regulation; (9) technological changes which may adversely impact companies in our investment portfolio or cause insurance experience to deviate from our assumptions; (10) an inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others; (11) ratings downgrades; (12) market conditions that may adversely affect the sales or persistency of our products; (13) competition; (14) reputational damage; (15) the costs, effects, timing, or success of our plans to execute our strategy; and (16) the integration of Assurance IQ, LLC into our strategy.

Prudential Financial, Inc. does not undertake to update any particular forward-looking statement included in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein.

You should carefully consider the risks described in the “Risk Factors” section of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2021 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, incorporated by reference herein, for a more complete discussion of the risks of an investment in the notes.

S-iii

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and in accordance therewith we have filed and will continue to file reports and other information with the Securities and Exchange Commission, or the “SEC.” Such reports and other information are available to the public from the SEC’s web site at www.sec.gov or from our web site at www.prudential.com. However, the information on or accessible through our web site does not constitute a part of this prospectus supplement or the accompanying prospectus. Our common stock is listed on the New York Stock Exchange under the symbol “PRU.”

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the “Securities Act,” covering the securities described in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. The registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC’s web site.

S-iv

INFORMATION INCORPORATED BY REFERENCE

Rather than include certain information in this prospectus supplement that we have already included in documents filed with the SEC, we are incorporating this information by reference, which means that we are disclosing important information to you by referring to those publicly filed documents that contain the information. The information incorporated by reference is considered to be part of this prospectus supplement.

Accordingly, we incorporate by reference the following documents filed with the SEC by us:

•	our Annual Report on Form 10-K for the year ended December 31, 2021;

•	our definitive proxy statement filed with the SEC on March 24, 2022 pursuant to Section 14 of the Exchange Act;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022; and

•	our Current Reports on Form 8-K filed with the SEC on February 8, 2022, February 28, 2022, April 4, 2022 (but only with respect to the Item 2.01 disclosure) and May 10, 2022.

We also incorporate by reference any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and until all of the notes to which this prospectus supplement relates are sold or the offering is otherwise terminated.

The information incorporated by reference in this prospectus supplement is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus supplement and the accompanying prospectus shall be considered to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent a statement contained in this prospectus supplement or in any other subsequently filed document that is or is considered to be incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement and the accompanying prospectus.

Information furnished under the applicable items of our Current Reports on Form 8-K is not incorporated by reference in this prospectus supplement or the accompanying prospectus, unless specifically stated otherwise.

You may request a copy of the filings that we incorporate by reference, at no cost, by writing or telephoning us as follows: Prudential Financial, Inc., 751 Broad Street, Newark, New Jersey 07102, Attention: Corporate Secretary; telephone: (973) 802-6000. Exhibits to the filings will not be sent, however, unless specifically requested.

S-v

SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein. The following summary does not purport to be complete and is qualified in its entirety by the more detailed information and financial statements appearing elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should read and consider carefully all of this information, including the information set forth under “Risk Factors,” as well as the financial statements and notes thereto in our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, before making an investment decision.

Prudential Financial, Inc.

Business

Prudential Financial, Inc., a financial services leader with approximately $1.410 trillion of assets under management as of June 30, 2022, has operations primarily in the United States, Asia, Europe and Latin America. Through our subsidiaries and affiliates we offer a wide array of financial products and services, including life insurance, annuities, retirement-related services, mutual funds and investment management. We offer these products and services to individual and institutional customers through one of the largest distribution networks in the financial services industry.

We are a holding company and our principal assets are investments in our subsidiaries. As a holding company, the principal sources of funds available to meet our obligations are dividends and returns of capital from our subsidiaries, loans from our subsidiaries, repayments of operating loans from our subsidiaries, and cash and other highly liquid assets. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under our obligations or to make any funds available for such payment.

Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, including The Prudential Insurance Company of America, upon the subsidiary’s liquidation or reorganization or otherwise is subject to the prior claims of its creditors, except to the extent that we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the notes will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and you, as holders of debt securities, should look only to our assets for payment thereunder.

Our common stock is publicly traded on the New York Stock Exchange under the symbol “PRU.” On December 18, 2001, our date of demutualization, The Prudential Insurance Company of America converted from a mutual life insurance company owned by its policyholders to a stock life insurance company and became a wholly-owned subsidiary of Prudential Financial.

We are incorporated under the laws of the State of New Jersey.

Our Executive Offices

Our registered office and principal executive offices are located at 751 Broad Street, Newark, New Jersey 07102. Our telephone number is (973) 802-6000.

The Notes

Maturity

The notes will mature on September 1, 2052 (the “maturity date”). If that day is not a business day, payment of principal and interest will be postponed to the next business day and no interest will accrue as a result of that postponement.

Interest

Interest on the notes will accrue from August 17, 2022. From, and including, August 17, 2022 to, but excluding, September 1, 2032 or any earlier redemption date, the notes will bear interest at an annual rate of 6.000%, and from, and including, September 1, 2032, during each interest period the notes will bear interest at an annual rate equal to the five-year Treasury rate as of the most recent reset interest determination date, in each case to be reset on each interest reset date, plus 3.234%. We will pay that interest semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2023, and on the maturity date, subject to our rights and obligations described under “Description of the Junior Subordinated Notes—Option to Defer Interest Payments” in this prospectus supplement. In the event that any interest payment date falls on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day, and no interest will accrue as a result of that postponement. See “Description of the Junior Subordinated Notes—Interest Rate and Interest Payment Dates” in this prospectus supplement for the definitions of the terms “business day,” “five-year Treasury rate,” “interest period,” “interest reset date” and “reset interest determination date.”

Option to Defer Interest Payments

So long as no event of default with respect to the notes has occurred and is continuing, we have the right to defer the payment of interest on the notes for one or more consecutive interest periods that do not exceed five years for any single deferral period as described in “Description of the Junior Subordinated Notes—Option to Defer Interest Payments” in this prospectus supplement. We may not defer interest beyond the maturity date, any earlier accelerated maturity date arising from an event of default or any other earlier redemption of the notes. During a deferral period, interest will continue to accrue on the notes at the then-applicable rate described above and deferred interest on the notes will bear additional interest at the then-applicable interest rate, compounded on each interest payment date, subject to applicable law. If we have paid all deferred interest (including compounded interest thereon) on the notes, we can again defer interest payments on the notes as described above.

Subordination

The notes will be unsecured, subordinated and junior in right of payment to all of our existing and future senior indebtedness and will rank pari passu with our $1,000,000,000 aggregate principal amount of 5.875% Fixed-to-Floating Rate Junior Subordinated Notes due 2042, our $1,500,000,000 aggregate principal amount of the 2043 notes, our $500,000,000 aggregate principal amount of 5.20% Fixed-to-Floating Rate Junior Subordinated Notes due 2044, our $1,000,000,000 aggregate principal amount of 5.375% Fixed-to-Floating Rate Junior Subordinated Notes due 2045, our $750,000,000 aggregate principal amount of 4.500% Fixed-to-Floating Rate Junior Subordinated Notes due 2047, our $1,000,000,000 aggregate principal amount of 5.700% Fixed-to-Floating Rate Junior Subordinated Notes due 2048, our $800,000,000 aggregate principal amount of 3.700% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2050, our $1,000,000,000 aggregate principal amount of 5.125% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due 2052, our $565,000,000 aggregate principal amount of 5.625% Junior Subordinated Notes due 2058 and our $500,000,000 aggregate principal amount of 4.125% Junior Subordinated Notes due 2060 (collectively, our “pari passu securities”). Senior indebtedness will include, among other things, all of our indebtedness for borrowed money but will not include

(1) obligations to trade creditors created or assumed by us in the ordinary course of business, (2) indebtedness that is by its terms subordinate, or not superior, in right of payment to the notes or (3) our pari passu securities. All of our other existing indebtedness for money borrowed is senior to the notes. As of June 30, 2022, our short- and long-term debt owed to third parties ranking senior to the notes upon liquidation, on an unconsolidated basis, totaled approximately $10.1 billion. In addition, as of June 30, 2022, our short- and long-term debt owed to subsidiaries ranking senior to the notes upon liquidation totaled approximately $4.7 billion. Payments on the notes will also be effectively subordinated to all existing and future liabilities of our subsidiaries to the extent of the assets of such subsidiaries. As of June 30, 2022, our subsidiaries had total liabilities of approximately $648 billion (including policyholders’ account balance liability and reserves for future policy benefits and claims of approximately $405 billion). See “Description of the Junior Subordinated Notes—Subordination” in this prospectus supplement for the definition of “senior indebtedness.” In addition, our subordinated guarantee covering the commercial paper program of one of our subsidiaries constitutes senior indebtedness. As of June 30, 2022, there was $387 million outstanding under this commercial paper program.

Certain Payment Restrictions Applicable to Us

At any time when we have given notice of our election to defer interest payments on the notes but the related deferral period has not yet commenced or a deferral period is continuing, we and our subsidiaries generally may not make payments on or redeem or purchase any shares of our capital stock or any of our debt securities or guarantees that rank upon our liquidation on a parity with or junior to the notes, subject to certain limited exceptions.

The terms of the notes permit us to make any payment of current or deferred interest on our indebtedness that ranks on a parity with the notes upon our liquidation (“parity securities”), including our pari passu securities, that is made pro rata to the amounts due on such parity securities (including the notes), and any payments of principal or current or deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities.

For more information, see “Description of the Junior Subordinated Notes—Dividend and Other Payment Stoppages During Deferral Periods and Under Certain Other Circumstances” in this prospectus supplement.

Redemption of the Notes

We may elect to redeem the notes:

•	in whole at any time or in part, from time to time:

•

during the three-month period prior to, and including, September 1, 2032, or the three-month period prior to, and including, each subsequent interest reset date, at a redemption price equal to 100% of their principal amount; and

•	prior to June 1, 2032, at a redemption price equal to 100% of their principal amount, plus the applicable “make-whole” premium thereon at the time of redemption;

provided that if the notes are not redeemed in whole, at least $25 million aggregate principal amount of the notes, excluding any notes held by us or any of our affiliates, must remain outstanding after giving effect to such redemption and all accrued and unpaid interest, including deferred interest, must be paid in full on all outstanding notes for all interest periods ending on or before the date of redemption; or

•

in whole, but not in part, at any time within 90 days after the occurrence of a “tax event,” a “rating agency event” or a “regulatory capital event,” at a redemption price equal to (i) in the case of a “tax event” or a “regulatory capital event,” 100% of their principal amount or (ii) in the case of a “rating agency event,” at a redemption price equal to 102% of their principal amount;

plus, in each case, accrued and unpaid interest to, but excluding, the date of redemption.

In the event the notes are treated as “Tier 2 capital” (or a substantially similar concept) under the capital rules of any “capital regulator” of Prudential Financial, Inc., any redemption of notes will be subject to our receipt of any required prior approval from such capital regulator and to the satisfaction of any conditions set forth in those capital rules and any other regulations of any other capital regulator that are or will be applicable to our redemption of the notes. “Capital regulator” means the governmental agency or instrumentality, if any, that has group-wide oversight of Prudential Financial, Inc.’s regulatory capital.

For more information and the definitions of “tax event,” “rating agency event” and “regulatory capital event,” see “Description of the Junior Subordinated Notes—Redemption” in this prospectus supplement.

Events of Default

An “event of default” with respect to the notes shall occur only upon certain events of bankruptcy, insolvency or receivership involving us. If an event of default occurs and continues, the principal amount of the notes will automatically become due and payable without any declaration or other action on the part of the trustee or any holder of the notes.

There is no right of acceleration in the case of any payment default or other breaches of covenants under the junior subordinated indenture or the notes. Notwithstanding the foregoing, in the case of a default in the payment of principal of or interest on the notes, including any compounded interest (and, in the case of payment of deferred interest, such failure to pay shall have continued for 30 calendar days after the conclusion of any deferral period), the holder of a note may, or if directed by the holders of a majority in principal amount of the notes the trustee shall, subject to the conditions set forth in the junior subordinated indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if we fail to make payment thereof upon demand.

Form and Denomination

The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be represented by one or more global securities registered in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

Investors may elect to hold interests in the global securities through either DTC (in the United States), or Clearstream or Euroclear (in Europe) if they are participants in those systems, or indirectly through organizations which are participants in those systems. We will issue certificated notes only in the limited circumstances described under “Description of the Junior Subordinated Notes—Book-Entry System” in this prospectus supplement.

The Indenture and the Trustee

The notes will be issued pursuant to the subordinated debt indenture, dated as of June 17, 2008, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee, as amended and supplemented by a supplemental indenture to be dated as of the issue date of the notes, which we refer to as the “junior subordinated indenture.”

Governing Law

The junior subordinated indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

Risk Factors

See “Risk Factors” beginning on page S-6 of this prospectus supplement and similar sections in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, incorporated by reference herein, before buying any of the notes offered hereby.

Use of Proceeds

We expect to receive proceeds, after deducting the underwriting discount and other offering expenses payable by us, of approximately $1.186 billion.

We intend to use the net proceeds from this offering for general corporate purposes, which may include the redemption or repurchase of our $1.5 billion aggregate principal amount of the 2043 notes. This prospectus supplement does not constitute a notice of redemption with respect to, or an offer to purchase, any securities. See “Use of Proceeds” in this prospectus supplement.

RISK FACTORS

Your investment in the notes will involve certain risks described below. In consultation with your own financial and legal advisors, you should carefully consider the information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, and pay special attention to the following discussion of risks relating to the notes before deciding whether an investment in the notes is suitable for you. In addition to the risk factors relating to the notes set forth below, we also specifically incorporate by reference into this prospectus supplement the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022. The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes or financial matters in general. You should not purchase the notes unless you understand, and know that you can bear, these investment risks.

We have the right to defer interest for up to five consecutive years.

We have the right at one or more times to defer interest on the notes for one or more consecutive interest periods that do not exceed five years for any single deferral period. During any such deferral period, holders of notes will receive limited or no current payments on the notes. Holders will have no remedies against us for nonpayment unless we fail to pay all deferred interest (including compounded interest) at the end of the five-year deferral period, at the maturity date or, if applicable, at the earlier accelerated maturity date or redemption date of the notes.

Deferral of interest payments and other characteristics of the notes could adversely affect the market price of the notes.

To the extent a secondary market develops for the notes, the market price of the notes is likely to be adversely affected if we defer payments of interest on the notes. As a result of our deferral right or if investors perceive that there is a likelihood that we will exercise our deferral right, the market for the notes may become less active or be discontinued during such a deferral period, and the market price of the notes may be more volatile than the market prices of other securities that are not subject to deferral. If we do defer interest on the notes and you sell your notes during the period of that deferral, you may not receive the same return on your investment as a holder that continues to hold its notes until we pay the deferred interest at the end of the applicable deferral period.

The junior subordinated indenture does not limit the amount of senior or pari passu indebtedness we may issue, and other future liabilities may rank senior to or equally with the notes in right of payment or upon liquidation.

The notes will be subordinated and junior in right of payment to our current and future senior indebtedness, which means we cannot make any payments on the notes if we are in default on any of our indebtedness that is senior to the notes. Therefore, in the event of our bankruptcy, liquidation or dissolution, our assets must be used to pay off our senior indebtedness in full before any payment may be made on the notes.

Our senior indebtedness includes all of our obligations for money borrowed (other than the notes and other obligations issued under the junior subordinated indenture), as well as other obligations such as capital leases, but will not include (1) obligations to trade creditors created or assumed by us in the ordinary course of business, (2) indebtedness that is by its terms subordinate, or not superior, in right of payment to the notes or (3) our pari passu securities. All of our existing indebtedness for money borrowed, other than our pari passu securities, is senior indebtedness.

The terms of the junior subordinated indenture do not limit our ability to incur additional debt, whether secured or unsecured, including indebtedness that ranks senior to or pari passu with the notes upon our liquidation or in right of payment as to principal or interest. In addition, the notes may be fully subordinated to any interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Act.

As of June 30, 2022, our short- and long-term debt owed to third parties ranking senior to the notes upon liquidation, on an unconsolidated basis, totaled approximately $10.1 billion. In addition, as of June 30, 2022, our short- and long-term debt owed to subsidiaries ranking senior to the notes upon liquidation totaled approximately $4.7 billion. This does not include obligations, including policyholder claims, of our subsidiaries, to which holders of the notes are structurally subordinated (see the risk factor entitled “The notes will be effectively subordinated to the obligations of our subsidiaries”). In addition, our subordinated guarantee covering the commercial paper program of one of our subsidiaries constitutes senior indebtedness. As of June 30, 2022, there was $387 million outstanding under this commercial paper program.

We may make certain payments on pari passu securities during a deferral period.

The terms of the notes permit us to make (i) any payment of current or deferred interest on parity securities that is made pro rata to the amounts due on such parity securities (including the notes) and (ii) any payment of principal or current or deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities.

Our ability to meet our obligations under the notes is dependent upon distributions from our subsidiaries, but our subsidiaries’ ability to make distributions is limited by law and certain contractual agreements.

We are a holding company whose principal assets are our investments in our subsidiaries. As a holding company, we depend substantially on dividends and returns of capital from our subsidiaries and interest income on loans made to our subsidiaries to meet our obligations. Our subsidiaries are separate legal entities and have no obligation to pay any amounts due under our obligations or to make any funds available for such payment.

As described in our Annual Report on Form 10-K for the year ended December 31, 2021, our domestic and international insurance and various other subsidiary companies, including The Prudential Insurance Company of America, are subject to regulatory limitations on the payment of dividends and on other transfers of funds to us.

For example, New Jersey insurance law provides that, except in the case of extraordinary dividends or distributions, all dividends or distributions paid by our New Jersey insurance subsidiaries may be declared or paid only from unassigned surplus, as determined pursuant to statutory accounting principles, less unrealized investment gains and revaluation of assets. Our New Jersey insurance subsidiaries must also notify the New Jersey insurance regulator of their intent to pay a dividend. If the dividend, together with other dividends or distributions made within the preceding twelve months, would exceed a specified statutory limit, those subsidiaries must also obtain the prior approval or non-disapproval of the New Jersey insurance regulator.

In addition to regulatory restrictions, the ability of some of our subsidiaries to make distributions to us is limited by contractual agreements. Finally, our objective to capitalize The Prudential Insurance Company of America and our other subsidiaries in accordance with their ratings targets itself may constrain their payment of dividends. These restrictions on our subsidiaries may limit or prevent such subsidiaries from making dividend payments to us in an amount sufficient to fund our payment of the notes.

The notes will be effectively subordinated to the obligations of our subsidiaries.

Our subsidiaries are separate and distinct legal entities. Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent that we may be recognized as a creditor of that subsidiary. The applicable insurance laws of the jurisdiction where each of our insurance subsidiaries is domiciled would govern any proceedings relating to that insurance subsidiary. The insurance authority of that jurisdiction would act as a liquidator or rehabilitator for the subsidiary. Both creditors and policyholders of the subsidiary would be entitled to payment in full from the subsidiary’s assets before we, as a shareholder, would be entitled to receive any distribution from the subsidiary which we might apply to make payments of principal and interest on the notes or other indebtedness.

Accordingly, our obligations under the notes will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and you, as holders of notes, should look only to our assets for payment under the notes. As of June 30, 2022, our subsidiaries had total liabilities of approximately $648 billion (including policyholders’ account balance liability and reserves for future policy benefits and claims of approximately $405 billion).

We may redeem the notes prior to their maturity.

We may redeem the notes in whole at any time or in part from time to time (i) during the three-month period prior to, and including, September 1, 2032, or the three-month period prior to, and including, each subsequent interest reset date, at a redemption price equal to 100% of their principal amount, or (ii) prior to June 1, 2032, at a redemption price equal to 100% of their principal amount plus a “make-whole” amount, in each case plus accrued and unpaid interest to, but excluding, the date of redemption. We may also redeem the notes in whole, but not in part, at any time within 90 days after the occurrence of a “tax event,” a “rating agency event” or a “regulatory capital event” at a redemption price equal to (i) in the case of a “tax event” or a “regulatory capital event,” 100% of their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption or (ii) in the case of a “rating agency event,” 102% of their principal amount plus accrued and unpaid interest to, but excluding, the date of redemption. In the event the notes are treated as “Tier 2 capital” (or a substantially similar concept) under the capital rules of any capital regulator of Prudential Financial, Inc., any redemption of notes will be subject to our receipt of any required prior approval from such capital regulator and to the satisfaction of any conditions set forth in those capital rules and any other regulations of any other capital regulator that are or will be applicable to our redemption of the notes. If the notes are redeemed, the redemption may be a taxable event to you. See “Material United States Federal Income Tax Considerations—United States Holders—Sale, Exchange, Redemption or Other Taxable Disposition of Notes” in this prospectus supplement.

Events that would constitute a “tax event,” a “rating agency event” or a “regulatory capital event” could occur at any time and could result in the notes being redeemed earlier than would otherwise be the case. In the event we choose to redeem the notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes.

If interest payments on the notes are deferred, holders of the notes will be required to recognize income for U.S. federal income tax purposes, possibly in advance of the receipt of cash attributable to such income.

If we were to defer interest payments on the notes, the notes would be treated as issued with original issue discount (“OID”) at the time of such deferral, and all stated interest due after such deferral would be treated as OID. In such case, a United States holder would be required to include such stated interest in income as it accrues, regardless of such United States holder’s regular method of accounting, using a constant yield method, which may occur before such holder received any payment attributable to such income, and would not separately report the actual payments of interest on the notes as taxable income. See “Material United States Federal Income Tax Considerations—United States Holders—Interest Income, Original Issue Discount and Certain Contingent Payments” in this prospectus supplement.

A holder of the notes will not have rights of acceleration in the case of payment defaults or other breaches of covenants.

The only event of default under the junior subordinated indenture consists of specific events of bankruptcy, insolvency or receivership relating to us. There is no right of acceleration in the case of payment defaults or other breaches of covenants under the junior subordinated indenture.

The interest rate will reset on the initial interest reset date and each subsequent interest reset date, and any interest payable after an interest reset date may be less than an earlier interest rate.

The interest rate on the notes for each interest reset period will equal the five-year Treasury rate as of the most recent reset interest determination date, plus 3.234%. Therefore, the interest rate after the initial interest reset date could be less than the fixed rate for the initial ten-year period, and any interest payable after a subsequent interest reset date may be less than the interest rate for a prior period. We have no control over the factors that may affect U.S. Treasury rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events.

Historical U.S. Treasury rates are not an indication of future U.S. Treasury rates.

In the past, U.S. Treasury rates have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of U.S. Treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury rates is not an indication that U.S. Treasury rates are more or less likely to increase or decrease at any time after the initial interest reset date, and you should not take the historical U.S. Treasury rates as an indication of future five-year Treasury rates.

The secondary market for the notes may be illiquid.

The notes are a new issue of securities with no established trading market and will not be listed on any national securities exchange. The underwriters have advised us that they intend to make a market for the notes, but they have no obligation to do so and may discontinue market making at any time and for any reason without providing any notice. We cannot give any assurance as to the liquidity of any trading market for the notes. The lack of a trading market could adversely affect your ability to sell the notes and the price at which you may be able to sell the notes.

If a trading market does develop, changes in our credit ratings or the debt markets could adversely affect the market price of the notes.

The market price for the notes depends on many factors, including, among other things:

•	our credit ratings with major credit rating agencies, including with respect to the notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our operating results, financial condition, financial performance and future prospects;

•	our election to defer interest payments on the notes (see—“Deferral of interest payments and other characteristics of the notes could adversely affect the market price of the notes”); and

•	economic, financial, geopolitical, regulatory and judicial events that affect us, the industries and markets in which we are doing business and the financial markets generally.

The price of the notes may be adversely affected by unfavorable changes in these factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the notes.

In addition, credit rating agencies continually review their methodologies, including capital and earnings assessment models, as well as their ratings for the companies that they follow, including us. The credit rating agencies also evaluate the industry as a whole and may change our credit rating based on their overall view of our industry. A negative change in any of our ratings could have an adverse effect on the price of the notes.

USE OF PROCEEDS

We expect to receive proceeds, after deducting the underwriting discount and other offering expenses payable by us, of approximately $1.186 billion.

We intend to use the net proceeds from this offering for general corporate purposes, which may include the redemption or repurchase of our $1.5 billion aggregate principal amount of the 2043 notes. This prospectus supplement does not constitute a notice of redemption with respect to, or an offer to purchase, any securities.

DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

The following is a description of the material terms of the notes and the junior subordinated indenture. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the notes and the junior subordinated indenture referred to below, copies of which are available upon request from us.

The notes will be issued pursuant to the subordinated debt indenture, dated as of June 17, 2008, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. We refer to the subordinated debt indenture, as amended and supplemented by a seventeenth supplemental indenture, to be dated as of August 17, 2022, as the “junior subordinated indenture,” and to The Bank of New York Mellon or its successor, as trustee, as the “trustee.” You should read the junior subordinated indenture for provisions that may be important to you.

When we use the term “holder” in this prospectus supplement with respect to registered notes, we mean the person in whose name such note is registered in the security register. We expect that the notes will be held in book-entry form only, as described below under “—Book-Entry System,” and will be held in the name of DTC or its nominee.

The junior subordinated indenture does not limit the amount of debt that we or our subsidiaries may incur under the junior subordinated indenture or under other indentures to which we are or become a party or otherwise. The notes are not convertible into or exchangeable for shares of our common stock, our authorized preferred stock or any other securities.

General

We will initially issue $1,200,000,000 aggregate principal amount of notes. We may, without the consent of holders of the notes, increase the principal amount of the notes by issuing additional notes in the future on the same terms and conditions as the notes being offered hereby in all respects, except for any difference in the issue date, public offering price, interest accrued prior to the issue date of the additional notes and first interest payment date, and with the same CUSIP number as the notes offered hereby, so long as such additional notes are fungible for U.S. federal income tax purposes with the notes offered hereby. The notes offered hereby and any such additional notes would rank equally and ratably in right of payment and would be treated as a single series of junior subordinated debt securities for all purposes under the junior subordinated indenture.

The notes will mature on September 1, 2052 (the “maturity date”). If that day is not a business day, payment of principal and interest will be postponed to the next business day and no interest will accrue as a result of that postponement. The notes will be subordinated and junior in right of payment to all of our senior indebtedness, as defined under “—Subordination” below, and pari passu with our pari passu securities.

The Bank of New York Mellon will initially serve as paying agent for the notes.

Interest Rate and Interest Payment Dates

The notes will bear interest (i) from, and including, August 17, 2022 to, but excluding, the initial interest reset date at an annual rate of 6.000% and (ii) from, and including, the initial interest reset date, during each interest reset period, at an annual rate equal to the five-year Treasury rate as of the most recent reset interest determination date, plus 3.234%. Interest on the notes is payable semi-annually in arrears on March 1 and September 1 of each year, commencing on March 1, 2023, and on the maturity date (each, an “interest payment date”), subject to deferral as described under “—Option to Defer Interest Payments.” We refer to the period from, and including, the date the notes are issued to, but excluding, March 1, 2023, and each period from, and including, each interest payment date to, but excluding, the next interest payment date or, if earlier, the maturity date, as an “interest period.”

Interest payments will be made to the persons or entities in whose names the notes are registered at the close of business on February 15 and August 15 (in each case, whether or not a business day), as the case may be, immediately preceding the relevant interest payment date. In the event that any interest payment date falls on a day that is not a business day, the interest payment due on that date will be postponed to the next day that is a business day, and no additional interest will accrue as a result of that postponement.

The amount of interest payable will be computed on the basis of a 360-day year consisting of twelve 30-day months.

“Business day” means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the corporate trust office of the trustee is closed for business.

Unless we have redeemed all of the outstanding notes as of the initial interest reset date, we will appoint a calculation agent (the “calculation agent”) with respect to the notes prior to the reset interest determination date preceding the initial interest reset date. We or any of our affiliates may assume the duties of the calculation agent. The applicable interest rate for each interest reset period will be determined by the calculation agent as of the applicable reset interest determination date. If we or one of our affiliates is not the calculation agent, the calculation agent will notify us of the interest rate for the relevant interest reset period promptly upon such determination. We will notify the trustee of such interest rate, promptly upon making or being notified of such determination. The calculation agent’s determination of any interest rate and its calculation of the amount of interest for any interest reset period beginning on or after the initial interest reset date will be conclusive and binding absent manifest error, will be made in the calculation agent’s sole discretion and, notwithstanding anything to the contrary in the documentation relating to the notes, will become effective without consent from any other person or entity. Such determination of any interest rate and calculation of the amount of interest will be on file at our principal offices and will be made available to any holder of the notes upon request. In no event shall the trustee be the calculation agent, nor shall it have any liability for any determination made by or on behalf of such calculation agent.

“Five-year Treasury rate” means, as of any reset interest determination date, the average of the yields on actively traded U.S. Treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five business days appearing under the caption “Treasury Constant Maturities” in the most recent H.15.

If the five-year Treasury rate cannot be determined pursuant to the method described above, the calculation agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the five- year Treasury rate, will determine the five-year Treasury rate in its sole discretion, provided that if the calculation agent determines there is an industry-accepted successor five-year Treasury rate, then the calculation agent will use such successor rate. If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent in its sole discretion may determine the business day convention, the definition of business day and the reset interest determination date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the five-year Treasury rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

“H.15” means the daily statistical release designated as such, or any successor publication as determined by the calculation agent in its sole discretion, published by the Federal Reserve Board, and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the applicable reset interest determination date.

“Initial interest reset date” means September 1, 2032.

“Interest reset date” means the initial interest reset date and each date falling on the five-year anniversary of the preceding interest reset date.

“Interest reset period” means the period from, and including, the initial interest reset date to, but excluding, the next following interest reset date and thereafter each period from, and including, each interest reset date to, but excluding, the next following interest reset date.

“Reset interest determination date” means, in respect of any interest reset period, the day falling two business days prior to the beginning of such interest reset period.

Option to Defer Interest Payments

So long as no event of default with respect to the notes has occurred and is continuing, we may elect at one or more times to defer payment of interest on the notes for one or more consecutive interest periods that do not exceed five years for a single deferral period. We may not defer interest beyond the maturity date, any earlier accelerated maturity date arising from an event of default (which, under the junior subordinated indenture, is limited to certain events of bankruptcy, insolvency or receivership involving us) or any other earlier redemption of the notes.

During a deferral period, interest will continue to accrue on the notes, and deferred interest on the notes will bear additional interest at the then-applicable interest rate, compounded on each interest payment date, subject to applicable law. As used in this prospectus supplement, a “deferral period” refers to the period beginning on an interest payment date with respect to which we defer interest and ending on the earlier of (i) the fifth anniversary of that interest payment date and (ii) the next interest payment date on which we have paid all deferred and unpaid amounts (including compounded interest on such deferred amounts) and all other accrued interest on the notes. When we use the term “interest” in this prospectus supplement, we are referring not only to regularly scheduled interest payments but also to interest on interest payments not paid on the applicable interest payment date.

At the end of five years following the commencement of a deferral period, we must pay all accrued and unpaid deferred interest, including compounded interest. If we have paid all deferred interest (including compounded interest thereon) on the notes, we can again defer interest payments on the notes as described above.

We will give the holders of the notes and the trustee written notice of our election to commence or continue a deferral period at least one and not more than 60 business days before the next interest payment date.

We have no present intention to defer interest payments.

Dividend and Other Payment Stoppages During Deferral Periods and Under Certain Other Circumstances

We will agree in the junior subordinated indenture that, so long as any notes remain outstanding, if:

•	we have given notice of our election to defer interest payments on the notes but the related deferral period has not yet commenced, or

•	a deferral period is continuing;

then we will not, nor will we permit our subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•	make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities that rank upon our liquidation on a parity with or junior to the notes; or

•	make any guarantee payments regarding any guarantee issued by us of securities of any of our subsidiaries if the guarantee ranks upon our liquidation on a parity with or junior to the notes.

The restrictions listed above do not apply to:

•	any purchase, redemption or other acquisition of shares of our capital stock in connection with:

•	any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors;

•	the satisfaction of our obligations pursuant to any contract entered into prior to the beginning of the applicable deferral period;

•	a dividend reinvestment or shareholder purchase plan; or

•

the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction, the definitive agreement for which is entered into prior to the applicable deferral period;

•

any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•

any declaration of a dividend in connection with any shareholder rights plan, or the issuance of rights, stock or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto;

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock; or

•

(i) any payment of current or deferred interest on parity securities that is made pro rata to the amounts due on such parity securities (including the notes) and (ii) any payment of principal or current or deferred interest on parity securities that, if not made, would cause us to breach the terms of the instrument governing such parity securities.

For the avoidance of doubt, no terms of the notes will restrict in any manner the ability of any of our subsidiaries to pay dividends or make any distributions to us or to any of our other subsidiaries.

Redemption

We may elect to redeem the notes:

•	in whole at any time or in part, from time to time:

•

during the three-month period prior to, and including, September 1, 2032, or the three-month period prior to, and including, each subsequent interest reset date, at a redemption price equal to 100% of their principal amount; and

•

prior to June 1, 2032, at a redemption price equal to the greater of (i) the principal amount of the notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the notes being redeemed discounted to the redemption date (assuming the notes matured on June 1, 2032) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 50 basis points less (b) interest accrued to the redemption date;

•

in whole, but not in part, at any time within 90 days after the occurrence of a “tax event,” a “rating agency event” or a “regulatory capital event,” at a redemption price equal to (i) in the case of a “tax event” or a “regulatory capital event,” 100% of their principal amount or (ii) in the case of a “rating agency event,” at a redemption price equal to 102% of their principal amount;

plus, in each case, accrued and unpaid interest to, but excluding, the date of redemption.

If we do not redeem the notes in whole, at least $25 million aggregate principal amount of the notes, excluding any notes held by us or any of our affiliates, must remain outstanding after giving effect to such redemption. We may not redeem the notes unless all accrued and unpaid interest, including deferred interest (and compounded interest), has been paid in full on all outstanding notes for all interest periods ending on or before the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, we, or an agent designated by us, shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to June 1, 2032 (the “Par Call Date”) (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, we, or an agent designated by us, shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we, or an agent designated by us, shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we, or an agent designated by us, shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price, including those of any agent designated by us, shall be conclusive and binding for all purposes, absent manifest error.

“Rating agency event” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act that then publishes a rating for us (a “rating agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the notes, which amendment, clarification or change results in:

•

the shortening of the length of time the notes are assigned a particular level of equity credit by that rating agency compared to the length of time they would have been assigned that level of equity credit by that rating agency or its predecessor on the initial issuance of the notes; or

•

the lowering of the equity credit (including up to a lesser amount) assigned to the notes by that rating agency compared to the equity credit assigned by that rating agency or its predecessor on the initial issuance of the notes.

“Regulatory capital event” means our good faith determination that, as a result of:

•

any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States or any other governmental agency or instrumentality as may then have group-wide oversight of Prudential Financial, Inc.’s regulatory capital that is enacted or becomes effective after the initial issuance of the notes;

•	any proposed amendment to, or change in, those laws, rules or regulations that is announced or becomes effective after the initial issuance of the notes; or

•

any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations that is announced after the initial issuance of the notes;

there is more than an insubstantial risk that the full principal amount of the notes outstanding from time to time would not qualify as “Tier 2 Capital” (or a substantially similar concept) for purposes of the capital adequacy rules of any capital regulator to which we are or will be subject; provided that the proposal or adoption of any criterion:

•

that is substantially the same as the corresponding criterion in the capital adequacy rules of the Board of Governors of the Federal Reserve System applicable to bank holding companies as of the initial issuance of the notes; or

•

that would result in the full principal amount of the notes outstanding from time to time not qualifying as “Tier 2 Capital” (or a substantially similar concept) for purposes of the capital adequacy rules of the capital regulator solely because we may redeem the notes at our option upon the occurrence of a rating agency event will not constitute a regulatory capital event.

“Tax event” means the receipt by us of an opinion of independent counsel experienced in such matters to the effect that, as a result of any:

•

amendment to or change (including any officially announced proposed change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or effective on or after the initial issuance of the notes;

•

official administrative decision or judicial decision or administrative action or other official pronouncement (including a private letter ruling, technical advice memorandum or other similar pronouncement) by any court, government agency or regulatory authority that reflects an amendment to, or change in, the interpretation or application of those laws or regulations that is announced on or after the initial issuance of the notes; or

•

threatened challenge asserted in connection with an audit of us, or a threatened challenge asserted in writing against any taxpayer that has raised capital through the issuance of securities that are substantially similar to the notes, which challenge is asserted against us or becomes publicly known on or after the initial issuance of the notes, there is more than an insubstantial increase in the risk that interest payable by us on the notes is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes.

Notice of any redemption will be mailed (or, so long as the notes are held in the form of one or more global notes deposited with DTC, otherwise transmitted in accordance with the procedures of DTC) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Unless we default in payment of the redemption price and accrued interest, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $1,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

In the event of any redemption, neither we nor the trustee will be required to:

•

issue, register the transfer of, or exchange, notes during a period beginning at the opening of business 15 days before the day of selection for redemption of notes and ending at the close of business on the day of mailing or transmission of notice of redemption; or

•	transfer or exchange any notes so selected for redemption, except, in the case of any notes being redeemed in part, any portion thereof not to be redeemed.

In the event the notes are treated as “Tier 2 capital” (or a substantially similar concept) under the capital rules of any capital regulator applicable to Prudential Financial, Inc., any redemption of notes will be subject to our receipt of any required prior approval from such capital regulator and to the satisfaction of any conditions set forth in those capital rules or any other regulations of any other capital regulator that are or will be applicable to our redemption of the notes.

The notes are not subject to any sinking fund or similar provisions.

Defeasance

The junior subordinated indenture provides that we will be deemed to have paid and discharged the entire indebtedness represented by the notes (“defeasance”), if:

•

we have irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders (i) cash, (ii) U.S. government obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (iii) a combination thereof, sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge (a) the principal (and premium, if any) and interest on the notes and (b) any mandatory sinking fund payments or analogous payments applicable to the notes on the due dates thereof;

•	such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound;

•

we have delivered to the trustee an opinion of independent legal counsel satisfactory to the trustee confirming that (i) we have received from, or there has been published by, the IRS a ruling or (ii) since the initial issuance of the notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred;

•	no event of default or event which with notice or lapse of time or both would become an event of default with respect to the notes shall have occurred and be continuing on the date of such deposit;

•

such defeasance shall not cause the trustee to have a conflicting interest with respect to any of our securities or result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

•

we have delivered to the trustee an opinion of counsel substantially to the effect that the trust funds deposited will not be subject to any rights of holders of senior indebtedness, and after the 90th day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the defeasance have been complied with.

Subordination

The payment of the principal of and interest on the notes is expressly subordinated, to the extent and in the manner set forth in the junior subordinated indenture, in right of payment and upon liquidation to the prior payment in full of all of our senior indebtedness. In addition, the notes may be fully subordinated to any interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Act.

Subject to the qualifications described below, the term “senior indebtedness” is defined in the junior subordinated indenture to include principal of, premium (if any) and interest on and any other payment due pursuant to any of the following, whether incurred prior to, on or after the date of this prospectus supplement:

•	all of our obligations (other than obligations pursuant to the junior subordinated indenture) for money borrowed;

•

all of our obligations evidenced by securities, notes (other than securities issued under the junior subordinated indenture), debentures, bonds or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	all of our capital lease obligations;

•	all of our reimbursement obligations with respect to letters of credit, bankers’ acceptances or similar facilities issued for our account;

•

all of our obligations issued or assumed as the deferred purchase price of property or services, including all obligations under master lease transactions pursuant to which we or any of our subsidiaries have agreed to be treated as owner of the subject property for U.S. federal income tax purposes;

•

all of our payment obligations under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, including any such obligations we incurred solely to act as a hedge against increases in interest rates that may occur under the terms of other outstanding variable or floating rate indebtedness of ours; and

•

all obligations of the types referred to in the preceding bullet points of another person and all dividends of another person the payment of which, in either case, we have assumed or guaranteed or for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise.

The notes will rank senior to all of our equity securities and pari passu with our pari passu securities.

The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness. Notwithstanding anything to the contrary in the foregoing, senior indebtedness will not include (1) obligations to trade creditors created or assumed by us in the ordinary course of business, (2) indebtedness that is by its terms subordinate, or not superior, in right of payment to the notes or (3) our pari passu securities.

As of June 30, 2022, our short- and long-term debt owed to third parties ranking senior to the notes upon liquidation, on an unconsolidated basis, totaled approximately $10.1 billion. In addition, as of June 30, 2022, our short- and long-term debt owed to subsidiaries ranking senior to the notes upon liquidation totaled approximately $4.7 billion. All liabilities of our subsidiaries are effectively senior to the notes to the extent of the assets of such subsidiaries. As of June 30, 2022, our subsidiaries had total liabilities of approximately $648 billion (including policyholders’ account balance liability and reserves for future policy benefits and claims of approximately $405 billion). In addition, our subordinated guarantee covering the commercial paper program of one of our subsidiaries constitutes senior indebtedness. As of June 30, 2022, there was $387 million outstanding under this commercial paper program.

If either of the following circumstances exist, we will first pay all senior indebtedness, including any interest accrued after such events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the notes:

•

in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

•

(a) in the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any senior indebtedness beyond any applicable grace period, (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the direct holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of either (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded), or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b).

In such events, we will pay or deliver directly to the holders of senior indebtedness any payment or distribution otherwise payable or deliverable to holders of the notes. We will make the payments to the holders of senior indebtedness according to priorities existing among those holders until we have paid all senior indebtedness, including accrued interest, in full.

If such events of insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets as described in the first bullet above occur, after we have paid in full all amounts owed on senior indebtedness, the holders of notes together with the holders of any of our other pari passu securities will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the notes and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to the notes.

If we violate the junior subordinated indenture by making a payment or distribution to holders of the notes before we have paid all the senior indebtedness in full, then such holders of the notes will have to pay or transfer the payments or distributions to the trustee in bankruptcy, receiver, liquidating trustee or other person distributing our assets for payment of the senior indebtedness.

Because of the subordination provisions, if we become insolvent, holders of senior indebtedness may receive more, ratably, and holders of the notes having a claim pursuant to those securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the junior subordinated indenture in connection with the notes.

The junior subordinated indenture places no limitation on the amount of senior indebtedness that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior indebtedness.

Denominations

The notes will be issued only in registered form, without coupons, in denominations of $2,000 each and integral multiples of $1,000 in excess thereof. We expect that the notes will be held in book-entry form only, as described under “—Book-Entry System,” and will be held in the name of DTC or its nominee.

Limitation on Mergers and Sales of Assets

The junior subordinated indenture generally permits a consolidation or merger between us and another entity. It also permits the conveyance, transfer or lease by us of all or substantially all of our property and assets.

These transactions are permitted if:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of a domestic jurisdiction and expressly assumes by a supplemental indenture to the junior subordinated indenture the payment of all amounts due on the debt securities and performance of all the covenants in the junior subordinated indenture on our part to be performed or observed; and

•	certain other conditions as prescribed in the junior subordinated indenture are met.

If we consolidate or merge with or into any other entity or convey, transfer or lease all or substantially all of our assets according to the terms and conditions of the junior subordinated indenture, the resulting or acquiring entity will be substituted for us in the junior subordinated indenture with the same effect as if it had been an original party to the junior subordinated indenture. As a result, such successor entity may exercise our rights and powers under the junior subordinated indenture, in our name and, except in the case of a lease of all or substantially all of our properties and assets, we will be released from all our liabilities and obligations under the junior subordinated indenture and under the notes.

Events of Default; Waiver and Notice

An “event of default” with respect to the notes shall occur only upon certain events of bankruptcy, insolvency or receivership involving us.

The junior subordinated indenture refers to breaches that are not “events of default” as “defaults.” They include, among other things:

•

the failure to pay interest, including compounded interest, in full on any notes for a period of 30 days after the conclusion of a five-year period following the commencement of any deferral period if such deferral period has not ended prior to the conclusion of such five-year period;

•	the failure to pay principal of or premium, if any, on the notes when due; or

•	the failure to comply with our covenants under the junior subordinated indenture.

A “default” also includes, for example, a failure to pay interest when due if we do not give a timely written notice of our election to commence or continue a deferral period. If we do not give a timely written notice of our election to commence or continue a deferral period and fail to pay interest when due, any holder of notes may seek to enforce our obligation to make the missed interest payment, including through legal process. However, there is no right of acceleration except upon the occurrence of an event of default as described above.

If we do give a timely written notice of our election to commence or continue a deferral period on any interest payment date (and, if such notice continues a deferral period, the deferral period has not continued for five years), then no “default” arises from our non-payment of interest on such interest payment date.

The junior subordinated indenture provides that the trustee must give holders notice of all defaults or events of default within 90 days after it becomes actually known to a responsible officer of the trustee. However, except in the case of a default in payment on the notes, the trustee will be protected in withholding the notice if its responsible officers determine that withholding of the notice is in the interest of such holders.

If an event of default under the junior subordinated indenture occurs, the entire principal amount of the notes will automatically become due and payable without any declaration or other action on the part of the trustee or any holder of the notes. There is no right of acceleration in the case of any payment default or other breaches of covenants under the junior subordinated indenture or the notes. Notwithstanding the foregoing, in the case of a default in the payment of principal of or interest on the notes, including any compound interest (and, in the case of payment of deferred interest, such failure to pay shall have continued for 30 calendar days after the conclusion of the deferral period), the holder of a note may, or if directed by the holders of a majority in principal amount of the notes the trustee shall, subject to the conditions set forth in the junior subordinated indenture, demand payment of the amount then due and payable and may institute legal proceedings for the collection of such amount if we fail to make payment thereof upon demand.

The holders of a majority in aggregate principal amount of the outstanding notes may waive any past default, except:

•	a default in payment of principal or interest; or

•	a default under any provision of the junior subordinated indenture that itself cannot be modified or amended without the consent of the holders of all outstanding notes.

The holders of a majority in principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to the provisions of the junior subordinated indenture.

We are required to file an officers’ certificate with the trustee each year that states, to the knowledge of the certifying officers, whether we have complied with all conditions and covenants under the terms of the junior subordinated indenture.

The trustee shall have no right or obligation under the junior subordinated indenture or otherwise to exercise any remedies on behalf of any holders of the notes pursuant to the junior subordinated indenture in connection with any “default,” unless such remedies are available under the junior subordinated indenture and the trustee is directed to exercise such remedies by the holders of a majority in principal amount of the notes pursuant to and subject to the conditions of the junior subordinated indenture. In connection with any such exercise of remedies the trustee shall be entitled to the same immunities and protections and remedial rights (other than acceleration) as if such “default” were an “event of default.”

Actions Not Restricted by Junior Subordinated Indenture

The junior subordinated indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•

pay dividends or make distributions on our capital stock or purchase or redeem our capital stock, except as set forth under “—Dividend and Other Payment Stoppages During Deferral Periods and Under Certain Other Circumstances” above, or make debt payments on, or purchase, redeem or retire, any senior indebtedness.

The junior subordinated indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the junior subordinated indenture does not contain any provisions that would require us to repurchase or redeem or modify the terms of any of the notes upon a change of control or other event involving us that may adversely affect the creditworthiness of the notes.

Modification of Junior Subordinated Indenture

Under the junior subordinated indenture, certain of our rights and obligations and certain of the rights of holders of the notes may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding notes. However, the following modifications and amendments, among others, will not be effective without the consent of the holder of each outstanding note affected:

•	a change in the stated maturity date of any payment of principal or interest (including any additional interest thereon);

•	a change in the manner of calculating payments due on the notes in a manner adverse to holders of notes;

•	a reduction in the requirements contained in the junior subordinated indenture for quorum or voting;

•	a change in the place of payment for any payment on the notes that is adverse to holders of the notes or a change in the currency in which any payment on the notes is payable;

•	an impairment of the right of any holder of notes to institute suit for the enforcement of payments on the notes;

•

a reduction in the percentage of outstanding notes required to consent to a modification or amendment of the junior subordinated indenture or required to consent to a waiver of compliance with certain provisions of the junior subordinated indenture or certain defaults under the junior subordinated indenture and their consequences;

•	a reduction in the principal amount of, the rate of interest on or any premium payable upon the redemption of the notes; and

•	a modification of certain provisions relating to supplemental indentures.

Under the junior subordinated indenture, the holders of at least a majority of the aggregate principal amount of the outstanding notes may, on behalf of all holders of the notes, waive compliance by us with certain covenants or conditions contained in the junior subordinated indenture.

We and the trustee may execute, without the consent of any holder of notes, any supplemental indenture for the purposes of:

•	evidencing the succession of another corporation to us, and the assumption by any such successor of our covenants contained in the junior subordinated indenture and the notes;

•

adding or modifying our covenants for the benefit of the holders of the notes or surrendering any of our rights or powers under the junior subordinated indenture (including our surrendering, without limitation, of any redemption right, including our right to redeem the notes after the occurrence of a rating agency event); provided that such addition, modification or surrender may not add events of default or acceleration events with respect to the notes;

•	evidencing and providing for the acceptance of appointment under the junior subordinated indenture by a successor trustee with respect to the notes;

•

curing any ambiguity, correcting or supplementing any provision in the junior subordinated indenture that may be defective or inconsistent with any other provision therein or in any supplemental indenture or making any other provisions with respect to matters or questions arising under the junior subordinated indenture, provided that such provisions, as so changed, corrected or modified, shall not adversely affect the interests of the holders of the notes in any material respect; or

•	making any changes to the junior subordinated indenture in order for the junior subordinated indenture to conform to the final prospectus supplement relating to the notes.

We will not enter into any supplemental indenture with the trustee to add any additional event of default or acceleration events with respect to the notes without the consent of the holders of at least a majority in aggregate principal amount of outstanding notes.

Book-Entry System

DTC, to which we refer along with its successors in this capacity as the depositary, will act as securities depositary for the notes. The notes will be issued only as fully registered securities registered in the name of Cede & Co. (“Cede”), the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer of the global securities. So long as Cede, as the nominee of DTC, is the registered owner of any global security, Cede for all purposes will be considered the sole holder of that global security. Except as provided below, owners of beneficial interests in a global security will not be entitled to have certificates registered in their names, will not receive physical delivery of certificates in definitive form and will not be considered the holders thereof.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes so long as the notes are represented by global security certificates.

Investors may elect to hold interests in the notes in global form through DTC in the United States or through Clearstream or Euroclear in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and the Euroclear System, as applicable.

Cross-market transfers between DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of

Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines.

Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving beneficial interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear participant or Clearstream participant purchasing a beneficial interest in a global security from a participant will be credited during the securities settlement processing day immediately following the DTC settlement date and such credit of any transactions in beneficial interests in such global security settled during such processing will be reported to the relevant Euroclear participant or Clearstream participant on that business day. Cash received in Euroclear or Clearstream as a result of sales of beneficial interests in a global security by or through a Euroclear participant or Clearstream participant to a participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Neither we nor the trustee (or any registrar or paying agent) will have any responsibility for the performance by DTC, Euroclear or Clearstream or any of the participants or indirect participants of DTC, Euroclear or Clearstream of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants whose DTC accounts are credited with interests in a global security.

DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for securities that DTC’s participants (“direct participants”) deposit with it. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants” and, together with direct participants, “participants”). The DTC Rules applicable to its participants are on file with the SEC.

Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except in the limited circumstances described below in which a global security will become exchangeable for note certificates registered in the manner described below.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede, or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede or such other DTC nominee do not effect any change in their beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption proceeds, principal and interest payments on the notes will be made to Cede, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds, and corresponding detail information from the issuer or paying agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the paying agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, principal and interest payments to Cede (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or paying agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of participants.

Neither we nor the trustee (or any registrar or paying agent) will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to us.

The global security will terminate and interests in it will be exchanged for physical certificates representing the notes only in the following situations:

•

DTC or any successor depositary notifies us that it is unwilling or unable to continue as depositary for global securities or ceases to be a “clearing agency” registered under the Exchange Act and we notify the trustee that we are unable to locate a qualified successor;

•

an event of default, as described under “Description of the Junior Subordinated Notes—Events of Default; Waiver and Notice” in this prospectus supplement, under the notes has occurred and is continuing; or

•	we, in our sole discretion and subject to the procedures of the depositary, determine that any or all of the notes will no longer be represented by global securities.

In those situations, the notes represented by a global security that is exchangeable pursuant to this paragraph will be exchangeable for note certificates registered in the names directed by the depositary, with the same terms and in authorized denominations. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

Governing Law

The junior subordinated indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

The Trustee

The trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of default, the trustee is under no obligation to exercise any of the powers under the junior subordinated indenture at the request, order or direction of any holders of notes unless offered reasonable indemnification.

Miscellaneous

We or our affiliates may from time to time purchase any of the notes that are then outstanding by tender, in the open market or by private agreement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes. This discussion is the opinion of Willkie Farr & Gallagher LLP, our counsel. This discussion is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect, or to different interpretations. This discussion applies only to notes that are held as “capital assets,” within the meaning of the Code, by a holder (as defined below) who purchases notes in the initial offering at their “issue price” (i.e., the first price at which a substantial amount of the notes is sold to the public, excluding sales to bond houses and brokers).

This discussion is for general information only and does not address all of the material tax considerations that may be relevant to a holder in light of its particular circumstances or to holders subject to special treatment under U.S. federal income tax laws (such as banks, insurance companies, tax-exempt entities, retirement plans, dealers in securities, real estate investment trusts, regulated investment companies, persons holding the notes as part of a “straddle,” “hedge,” “conversion” or other integrated transaction, United States holders (as defined below) whose functional currency is not the U.S. dollar, former citizens or residents of the United States, nonresident alien individuals present in the United States for more than 182 days in a taxable year, holders who mark securities to market for U.S. federal income tax purposes, or taxpayers that purchase or sell notes as part of a wash sale for tax purposes). This discussion addresses only U.S. federal income taxation and does not discuss all of the tax consequences that may be relevant to a holder in light of their individual circumstances, including foreign, state or local tax consequences, tax consequences arising under the Medicare contribution tax on net investment income, any U.S. federal estate, gift or alternative minimum tax consequences, or the potential application of the income accrual rules set forth in Section 451(b) of the Code.

If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in such a partnership holding the notes should consult its tax advisor with regard to the U.S. federal income tax treatment of an investment in the notes.

For purposes of this discussion, a “United States holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States,

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or

•

a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a domestic trust.

For purposes of this discussion, a “non-United States holder” is a beneficial owner of a note (other than a partnership or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is not a “United States holder,” and “holders” refers to United States holders and non-United States holders.

Persons considering the purchase of the notes should consult their tax advisers with respect to the U.S. federal tax considerations relating to the purchase, ownership and disposition of the notes in light of their own particular circumstances, as well as the effect of any state, local, foreign and other tax laws.

Classification of the Notes

The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances. There is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities similar to the notes. Based upon an analysis of the relevant facts and circumstances, under applicable law as of the issue date of the notes, the notes will be treated as indebtedness for U.S. federal income tax purposes.

However, there can be no assurance that the Internal Revenue Service (“IRS”) or a court will agree with our determination. No ruling is being sought from the IRS on any of the issues discussed herein.

We agree, and by acquiring an interest in a note each beneficial owner of a note agrees, to treat the notes as indebtedness for U.S. federal income tax purposes, and the remainder of this discussion assumes such treatment.

United States Holders

Interest Income, Original Issue Discount and Certain Contingent Payments

It is expected, and assumed for purposes of this discussion that, subject to the discussion below, the notes will be treated as variable rate debt instruments, and will not be issued with original issue discount (“OID”) for U.S. federal income tax purposes.

Treasury regulations provide that the possibility that interest on the notes might be deferred could result in the notes being treated as issued with OID, unless the likelihood of such deferral is remote. Similarly, Treasury regulations provide that the possibility that the notes might be redeemed at a premium following a “rating agency event” could subject the notes to special rules that apply to contingent payment debt instruments, unless the likelihood of such redemption is remote or incidental. We believe that the likelihood of interest deferral or redemption at a premium following a “rating agency event” is remote and therefore that the possibility of such deferral or redemption will not result in the notes being treated as issued with OID or being subject to the rules that apply to contingent payment debt instruments.

Accordingly, interest paid on the notes should be taxable to a United States holder as ordinary interest income at the time it accrues or is received in accordance with such United States holder’s method of accounting for U.S. federal income tax purposes. However, no rulings or other interpretations have been issued by the IRS that address the meaning of the term “remote,” as used in the applicable Treasury regulations, and there can be no assurance that the IRS or a court will agree with our position.

If the possibility of interest deferral were determined not to be remote, or if interest were in fact deferred, the notes would be treated as issued with OID at the time of issuance, or at the time of such deferral, as the case may be, and all stated interest, or if interest is in fact deferred all stated interest due after such deferral, would be treated as OID. The notes would also be treated as issued with OID at the time of issuance if the notes were not variable rate debt instruments for U.S. federal income tax purposes, or were otherwise treated as issued with OID under the rules that apply to variable rate debt instruments. In such case, a United States holder would be required to include some or all of the interest in income as it accrued, regardless of the holder’s regular method of accounting, using the constant-yield-to-maturity method of accrual, which may occur before such United States holder received any payment attributable to such income, and would not separately report the actual cash payments of interest on the notes as taxable income other than payments (if any) of “qualified stated interest” for U.S. federal income tax purposes. Similarly, if the possibility of redemption at a premium following a “rating agency event” were determined not to be remote or incidental, a United States holder would generally be required to accrue interest income at a rate higher than the stated interest rate on the notes and to treat as interest income (rather than capital gain) any gain recognized on a sale, exchange, redemption or other disposition of the notes before the resolution of the contingencies.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

Upon the sale, exchange, redemption or other taxable disposition of a note, a United States holder will generally recognize gain or loss equal to the difference between the amount realized (less any accrued interest not previously included in the United States holder’s income, which will be taxable as ordinary income) on the sale, exchange, redemption or other taxable disposition and such United States holder’s adjusted tax basis in the note.

Assuming that interest payments on the notes are not deferred and that the notes are not treated as issued with OID, a United States holder’s adjusted tax basis in a note generally will be its initial purchase price. If the notes are treated as issued with OID, a United States holder’s adjusted tax basis in a note generally will be its initial purchase price, increased by OID previously includible in such United States holder’s gross income to the date of disposition and decreased by payments received on the note since and including the date that the note was treated as issued with OID (other than payments of qualified stated interest, if any). Gain or loss recognized by a United States holder generally will be long-term capital gain or loss if the United States holder has held the note for more than one year at the time of disposition. A United States holder that is an individual is generally entitled to preferential treatment for net long-term capital gains. The ability of a United States holder to deduct capital losses is limited.

Non-United States Holders

Subject to the discussions below concerning FATCA withholding and backup withholding, the following is a discussion of U.S. federal income tax and withholding tax considerations generally applicable to non-United States holders:

(i) Payments of principal and interest (including OID, if applicable) with respect to a note held by or for a non-United States holder will not be subject to U.S. federal income or withholding tax, provided that, in the case of amounts treated as interest, (a) such non-United States holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, (b) such non-United States holder is not a controlled foreign corporation, within the meaning of Section 957(a) of the Code, that is related, actually or constructively, to us through stock ownership and (c) such non-United States holder complies with applicable certification requirements related to its non-U.S. status including, in general, furnishing an IRS Form W-8BEN, W-8BEN-E or other applicable Form W-8. A non-United States holder will also generally not be subject to U.S. federal withholding tax on payments of principal and interest (including OID, if applicable) effectively connected to such holder’s U.S. trade or business if such non-United States holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent.

(ii) A non-United States holder will generally not be subject to U.S. federal income or withholding tax on amounts treated as gain realized on the sale, exchange, redemption or other disposition of a note unless such gain is effectively connected with the conduct of a trade or business in the United States by such non-United States holder, in which event such gain generally will be subject to U.S. federal income tax in the manner described in (iii) below.

If a non-United States holder is engaged in the conduct of a trade or business in the United States (or, if an applicable income tax treaty applies, has a U.S. permanent establishment), and if amounts treated as interest on a note (including OID, if applicable) or gain recognized on the sale, exchange, redemption or other disposition of a note are effectively connected with such U.S. trade or business (or, if an applicable income tax treaty applies, are attributable to a U.S. permanent establishment), such non-United States holder generally will not be subject to the 30% U.S. federal withholding tax on such interest or gain described above; provided that, in the case of the above-described withholding tax on amounts treated as interest, such non-United States holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such non-United States holder generally will be subject to U.S. federal income tax on such interest or gain in substantially the same manner as a United States holder (except as provided by an applicable income tax treaty). In addition, a non-United States holder that is treated as a corporation for U.S. federal income tax purposes may be subject to a branch profits tax at a rate of 30% (or a lower rate if provided by an applicable income tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

FATCA Withholding

Pursuant to Sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to a non-United States holder or to certain foreign financial institutions, investment funds and other non-United States persons receiving payments on a holder’s behalf if such non-United States holder or such persons fail to comply with certain information reporting requirements. Payments of interest that a non-United States holder receives in respect of the notes could be affected by this withholding if such non-United States holder is subject to the FATCA information reporting requirements and fails to comply with them or if a holder holds notes through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to such holder would not otherwise have been subject to FATCA withholding). Holders should consult their own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Depending on its circumstances, a holder may be entitled to a refund or credit in respect of some or all of this withholding. However, even if a holder is entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay the holder’s receipt of any amounts withheld.

Current provisions of the Code and Treasury regulations that govern FATCA treat gross proceeds from the sale or other disposition of debt obligations that can produce U.S.-source interest (such as the notes) as subject to FATCA withholding. However, under proposed Treasury regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), such gross proceeds are not subject to FATCA withholding.

Documentation that holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners. Prospective investors should consult their own tax advisers about how information reporting and the possible imposition of withholding tax under FATCA may apply to their investment in the notes.

Backup Withholding and Information Reporting

Backup withholding and information reporting requirements generally apply to interest and principal payments (including payments of OID, if applicable) made to, and to the proceeds of sales by, certain non-corporate United States holders. A United States holder not otherwise exempt from backup withholding generally can avoid backup withholding by providing IRS Form W-9.

In the case of a non-United States holder, backup withholding and information reporting will not apply to payments on, or proceeds from the sale, exchange, redemption or other disposition of, a note if the certification referred to in clause (i)(c) of the paragraph under the heading “—Non-United States Holders” has been received. Withholding agents must nevertheless report to the IRS and to each non-United States holder the amount of interest (including OID, if applicable) paid with respect to the notes held by such non-United States holder and the rate of withholding (if any) applicable to such non-United States holder, unless such non-United States holder is an “exempt recipient” or otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA,” and each such plan and any entity or account holding the “plan assets of such plan, a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts (“IRAs”), Keogh plans, any other plans that are subject to Section 4975 of the Code and any entities or accounts holding the “plan assets” of the foregoing (also “plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“non-ERISA arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“similar laws”).

We and certain of our affiliates may each be considered a party in interest and a disqualified person with respect to many plans. The acquisition, holding or disposition of the notes by a plan with respect to which we, the underwriters or any of our respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the notes are acquired, held or disposed of pursuant to an applicable exemption. The U.S. Department of Labor has issued several prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the acquisition, holding or disposition of the notes. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts) and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the acquisition and disposition of the notes, provided that neither we nor any of our affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any plan involved in the transaction, and provided further that the plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be acquired or held by any person investing “plan assets” of any plan or non-ERISA arrangement, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable similar laws. Neither this discussion nor anything in this prospectus supplement is or is intended to be investment advice directed at any potential acquiror or holder that is a plan or non-ERISA arrangement, or at such acquirors or holders generally, and such acquirors and holders should consult and rely on their counsel and advisors as to whether an investment in the notes is suitable and consistent with ERISA, the Code and any similar laws, as applicable.

Any acquiror or holder of the notes or any interest therein will be deemed to have represented by its acquisition and holding of the notes or any interest therein that it either (1) is not a plan or a non-ERISA arrangement and is not acquiring or holding the notes on behalf of or with the assets of any plan or non-ERISA arrangement or (2) the acquisition, holding and disposition of the notes will not constitute a non-exempt prohibited transaction or a similar violation under any applicable similar laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is important that fiduciaries or other persons considering acquiring the notes on behalf of or with the assets of any plan or non-ERISA arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above or the service provider exemption or the potential consequences of any acquisition, holding or disposition under similar laws, as applicable.

Acquirors of the notes have exclusive responsibility for ensuring that their acquisition, holding and disposition of the notes do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of similar laws. The transfer of any notes to a plan or non-ERISA arrangement is in no respect a representation by us or any of our affiliates or representatives that an investment in the notes meets all relevant legal requirements with respect to investments by any such plans or non-ERISA arrangements generally or any particular plan or non-ERISA arrangement or that such investment is appropriate for such plans or non-ERISA arrangements generally or any particular plan or non-ERISA arrangement. None of the issuer, underwriters or any of their respective affiliates has provided (or will provide) any investment advice or make any recommendation, including, without limitation, in a fiduciary capacity, with respect to the investment in the Notes by any plan or non-ERISA arrangement.

UNDERWRITING

Wells Fargo Securities, LLC, Barclays Capital Inc., BofA Securities, Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and Mizuho Securities USA LLC are acting as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of notes set forth opposite the underwriter’s name.

Underwriters	Principal Amount of Notes
Wells Fargo Securities, LLC	$170,000,000
Barclays Capital Inc.	170,000,000
BofA Securities, Inc.	170,000,000
Deutsche Bank Securities Inc.	170,000,000
HSBC Securities (USA) Inc.	170,000,000
Mizuho Securities USA LLC	170,000,000
MUFG Securities Americas Inc.	30,000,000
RBC Capital Markets, LLC	30,000,000
SMBC Nikko Securities America, Inc.	30,000,000
U.S. Bancorp Investments, Inc.	30,000,000
Academy Securities Inc.	10,000,000
CastleOak Securities, L.P.	10,000,000
Drexel Hamilton, LLC	10,000,000
Ramirez & Co., Inc.	10,000,000
R. Seelaus & Co., LLC	10,000,000
Siebert Williams Shank & Co., LLC	10,000,000

Total	$1,200,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel and to other customary conditions.

The underwriters are obligated to purchase all the notes if they purchase any of the notes.

The underwriters propose to offer the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the notes to dealers at the public offering price less a concession not to exceed 0.600% of the principal amount of the notes. The underwriters may allow, and dealers may reallow, a concession not to exceed 0.400% of the principal amount of the notes on sales to other dealers. After the initial offering of the notes to the public, the representatives may change the public offering price and concessions. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Us
Per note	1.000%

We estimate that our total expenses for this offering will be approximately $2.2 million (excluding the underwriting discount).

In connection with the offering of the notes, the representatives may purchase and sell notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

In connection with this offering, for a limited period after the initial issuance of the notes, the underwriters may over-allot or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there may be no obligation on the underwriters to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period. Any stabilization action or over-allotment must be conducted by the underwriters in accordance with all applicable laws and rules.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when an underwriter, in covering syndicate short positions or making stabilizing purchases, repurchases notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the- counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Prudential Financial has agreed in the underwriting agreement that for a period beginning on the date of this prospectus supplement and continuing until the initial issuance of the notes, neither it, nor any of its subsidiaries or other affiliates over which it exercises management or voting control, nor any person acting on their behalf will, without the prior written consent of the representatives, offer, sell, contract to sell or otherwise dispose of any securities that are substantially similar to the notes.

The notes are a new issue of securities with no established trading market and will not be listed on any national securities exchange. The underwriters have advised us that they intend to make a market for the notes, but they have no obligation to do so and may discontinue market making at any time and for any reason without providing any notice. We cannot give any assurance as to the liquidity of any trading market for the notes.

We expect that the delivery of the notes will be made against payment therefore on or about the closing date specified on the cover page of this prospectus supplement, which is the seventh business day following the date of this prospectus supplement, or “T+7.” Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, or “T+2,” unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this prospectus supplement or the succeeding four business days will be required, by virtue of the fact that the notes initially will settle in “T+7,” to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date hereof or the succeeding four business days should consult their own advisor.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for us and our subsidiaries, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters of their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered under this prospectus supplement. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Sales Outside the United States

The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.

EEA

Prohibition of Sales to European Economic Area (“EEA”) Retail Investors

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the EEA. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)

a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

MiFID II product governance / Professional investors and ECPs only target market – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only each as defined in Directive 2014/65/EU (as amended, “MiFID II”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

U.K.

Prohibition of Sales to United Kingdom (“U.K.”) Retail Investors

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the U.K. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of U.K. domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or

(ii)

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of U.K. domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of U.K. domestic law by virtue of the EUWA (the “U.K. Prospectus Regulation”); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes.

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of U.K. domestic law by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.

Each underwriter has represented and agreed that:

(a)

has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA would not apply to the issuer; and

(b)	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the U.K.

This prospectus supplement is only for distribution to and directed at: (i) in the U.K., persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended) (the “Order”) and high net worth entities falling within Article 49(2)(a) to (d) of the Order; (ii) persons who are outside the U.K.; and (iii) any other person to whom it can otherwise be lawfully distributed (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this prospectus supplement relates is available only to and will be engaged in only with relevant persons, and any person who is not a relevant person should not rely on it.

UK MIFIR product governance / Professional investors and ECPs only target market – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of U.K. domestic law by virtue of the European Union (Withdrawal) Act 2018 (“UK MiFIR”); and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (the “Companies Ordinance”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended, the “FIEL”). In respect of the solicitation relating to the notes in Japan, no securities registration statement under Article 4, Paragraph 1 of the FIEL has been filed, since this solicitation constitutes a “solicitation targeting QIIs,” as defined in Article 23-13, Paragraph 1 of the FIEL. Each underwriter will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except for a QII.

Any investor desiring to acquire the notes must be aware that the notes may not be Transferred (as defined below) to any other person unless such person is a QII.

In this section:

•

“QII” means a qualified institutional investor as defined in the Cabinet Ordinance Concerning Definitions under Article 2 of the Financial Instruments and Exchange Law of Japan (Ordinance No. 14 of 1993 of the Ministry of Finance of Japan, as amended).

•

“Transfer” means a sale, exchange, transfer, assignment, pledge, hypothecation, encumbrance or other disposition of all or any portion of notes, either directly or indirectly, to another person. When used as a verb, the terms “Transfer” and “Transferred” shall have correlative meanings.

•

“Resident of Japan” means a natural person having his/her place of domicile or residence in Japan, or a legal person having its main office in Japan. A branch, agency or other office in Japan of a nonresident, irrespective of whether it is legally authorized to represent its principal or not, shall be deemed to be a resident of Japan even if its main office is in any other country than Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or to any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of our obligations pursuant to sections 309B(1) of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the “CMP Regulations 2018”), we have determined, and hereby notify all persons (including all relevant persons (as defined in Section 309A(1) of the SFA)) that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore (the “MAS”) Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered, issued or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

VALIDITY OF THE NOTES

The validity of the notes will be passed upon for Prudential Financial by corporate counsel for Prudential Financial, and for the underwriters by Cleary Gottlieb Steen & Hamilton LLP. As of the date of this prospectus supplement, such corporate counsel for Prudential Financial owned less than 1% of the common stock of Prudential Financial. Cleary Gottlieb Steen & Hamilton LLP regularly provides legal services to us and our subsidiaries.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting), incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

Prudential Financial, Inc.

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Depositary Shares

Guarantees

Common Stock

Warrants

We may offer the securities listed above, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We may also offer guarantees from time to time in connection with a consent solicitation or other liability management transaction. We may sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, selling securityholders may also sell these securities, from time to time, if so identified and on terms described in the applicable prospectus supplement or pricing supplement.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement or supplements to this prospectus and any pricing supplement.

Prudential Financial, Inc.’s common stock is listed on the New York Stock Exchange under the symbol “PRU”.

Investing in the securities involves risks, including our credit risk. See the section entitled “Risk Factors” beginning on page 2 and, if applicable, any risk factors described in any accompanying prospectus supplement, pricing supplement or free writing prospectus or in our periodic reports filed with the Securities and Exchange Commission that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus and applicable prospectus supplement may be used in the initial sale of the securities or, in connection with the issuance of guarantees, in connection with a consent solicitation or other liability management transaction or, if so specified in the applicable prospectus supplement, in any sales by selling securityholders.

Prospectus dated March 1, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”, utilizing a shelf registration or continuous offering process. Under this shelf registration or continuous offering process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus describes some of the general terms that may apply to the securities that we may offer and the general manner in which the securities may be offered. Each time we sell securities, we will provide a prospectus supplement or supplements (which may include a pricing supplement) containing specific information about the terms of the securities being offered and the manner in which they may be offered. We and any underwriter or agent that we may from time to time retain may also provide you with one or more free writing prospectuses containing other information about the offering, which we refer to as a “free writing prospectus”. A prospectus supplement or supplements or any such free writing prospectus provided to you may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material United States federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA”. A prospectus supplement or supplements or free writing prospectus may also add, update or change information in this prospectus. When we discuss a “prospectus supplement” in this prospectus, we mean any or all of a prospectus supplement, pricing supplement and free writing prospectus, as applicable, unless the context otherwise requires. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s public reference room mentioned under the heading “Where You Can Find More Information”.

We are responsible only for the information contained in or incorporated by reference in this prospectus, the applicable prospectus supplement, any applicable pricing supplement and in any related free-writing prospectus we prepare or authorize. Neither we nor any underwriter or agent that we may from time to time retain have authorized anyone to provide you with different or additional information. Neither we nor any underwriters or agents that we may from time to time retain take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. The applicable prospectus supplement or supplements for each offering will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to as the “Securities Act”.

References in this prospectus to the “Company”, “Prudential Financial, Inc.”, “Prudential Financial”, “we”, “us” or “our” refer to Prudential Financial, Inc. only and do not include its consolidated subsidiaries.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$”.

RISK FACTORS

Investing in our securities involves risk. We urge you to carefully consider the risk factors described in Item 1A of our most recent annual report filed with the SEC and incorporated by reference in this prospectus, our other periodic reports incorporated by reference in this prospectus, and, if applicable, in any prospectus supplement used in connection with an offering of our securities before making an investment decision. Although we discuss key risks in our periodic reports filed with the SEC and in any applicable prospectus supplement used in connection with an offering of our securities, new risks may emerge in the future, which may prove to be important. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks to our business and financial performance. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. Such documents, reports and information are also available on our website: https://www.investor.prudential.com/financials/quarterly-results/default.aspx. Information on our website does not constitute part of this prospectus or any accompanying prospectus supplement.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Information that is furnished, rather than filed, on certain of our current reports on Form 8-K is not incorporated by reference in this registration statement and prospectus. We incorporate by reference the documents listed below and filings that we will make after the date of filing the initial registration statement and prior to the effectiveness of the registration statement, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”:

•	Annual Report on Form 10-K for the year ended December 31, 2020;

•	Definitive proxy statement filed on March 26, 2020, pursuant to Section 14 of the Exchange Act; and

•	Current Report on Form 8-K filed on February 10, 2021.

Any person to whom this prospectus is delivered may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Corporate Secretary

Prudential Financial, Inc.

751 Broad Street

Newark, New Jersey 07102

(973) 802-6000

PRUDENTIAL FINANCIAL, INC.

Business

Prudential Financial, Inc., a financial wellness leader and premier global investment manager with approximately $1.721 trillion of assets under management as of December 31, 2020, has operations in the United States, Asia, Europe and Latin America. Through our subsidiaries and affiliates, we offer a wide array of financial products and services, including life insurance, annuities, retirement-related products and services, mutual funds and investment management. We offer these products and services to individual and institutional customers through proprietary and third-party distribution networks.

We are a holding company and our principal assets are investments in our subsidiaries. As a holding company, the principal sources of funds available to meet our obligations are dividends, returns of capital and interest income from our subsidiaries. These subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under our obligations or to make any funds available for such payment.

Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, including The Prudential Insurance Company of America, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, our obligations are effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and investors should look only to our assets for payment of our obligations.

Our Common Stock is publicly traded on the New York Stock Exchange under the ticker symbol “PRU”. On December 18, 2001, our date of demutualization, The Prudential Insurance Company of America converted from a mutual life insurance company owned by its policyholders to a stock life insurance company and became an indirect, wholly-owned subsidiary of Prudential Financial.

We are incorporated under the laws of the State of New Jersey.

Our Executive Offices

Our registered office and principal executive offices are located at 751 Broad Street, Newark, New Jersey 07102. Our telephone number is (973) 802-6000.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities referenced in this prospectus for (a) general corporate purposes, which may include, among other things, working capital, contributions of capital or loans to our insurance underwriting and other subsidiaries, capital expenditures, the repurchase of shares of Common Stock, the repayment of short-term borrowings or other debt, or acquisitions, or (b) any other purpose disclosed in the applicable prospectus supplement or supplements.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

The following briefly summarizes some provisions of our senior debt indenture and our subordinated debt indenture that would be important to holders of debt securities. The following description may not be complete, may be supplemented in prospectus supplements, and is subject to, and qualified in its entirety by reference to, the terms and provisions of our senior debt indenture and our subordinated debt indenture that are exhibits to the registration statement that contains this prospectus.

Overview

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you will be one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under a senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated obligations.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under a subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness”, as defined in the subordinated debt indenture. Neither indenture limits our ability to incur additional senior indebtedness.

In this prospectus, “debt securities” refers to both the senior debt securities and the subordinated debt securities.

We are a Holding Company

Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, including The Prudential Insurance Company of America, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and you, as holders of debt securities, should look only to our assets for payment thereunder.

Indentures and Trustees

Our senior debt securities and our subordinated debt securities each are governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. The senior debt indenture dated as of April 25, 2003 (as amended and supplemented through the date hereof, the “senior debt indenture”) is a contract between us and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A., which acts as trustee. The subordinated debt indenture dated as of June 17, 2008 (as amended and supplemented through the date hereof, the “subordinated debt indenture”) is a contract between us and The Bank of New York Mellon (formerly known as The Bank of New York), which acts as trustee. The indentures are substantially identical, except for the covenant described below under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary”, which is included only in the senior debt indenture, and the event of default described below relating to sinking fund obligations and the provisions relating to subordination, which are included only in the subordinated debt indenture.

Reference to the indenture or the trustee with respect to any debt securities means the indenture under which those debt securities are issued and the trustee under that indenture.

The trustee has two main roles:

•

First, the trustee can enforce your rights against us if we default on our obligations under the terms of the applicable indenture or the debt securities. There are some limitations on the extent to which the trustee acts on your behalf, described later under “—Default and Related Matters—Events of Default— Remedies if an Event of Default Occurs”; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new holder if you sell them and sending you notices.

The indentures and their associated documents contain the full legal text of the matters described in this section. A copy of the senior debt indenture, the second and third supplemental indentures to the senior debt indenture and the subordinated debt indenture appear as exhibits to our registration statement. See “Where You Can Find More Information” for information on how to obtain a copy.

Different Series of Debt Securities

We may issue as many distinct series of debt securities under either indenture as we wish. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities will also describe any differences with the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including definitions of some of the terms used in the indentures. We discuss only the more important terms in this prospectus. Whenever we refer to the defined terms of the indentures in this prospectus or in a prospectus supplement, those defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indentures for the most complete description of what we describe in summary form in this prospectus.

This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, or a free writing prospectus, which contains the precise terms of debt securities you are offered.

We expect to issue the debt securities only in fully registered global form. For information regarding the form of the debt securities we may issue and how your rights may be affected as an indirect holder, see the subsection entitled “—Legal Ownership and Global Security Issuance”. In the remainder of this description, “you” means direct holders and not street name or other indirect holders of debt securities.

Tax Treatment of Original Issue Discount and Other Debt Securities

The prospectus supplement relating to specific debt securities will describe the U.S. federal income tax considerations applicable to such specific debt securities. We may issue debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount and which may provide that, upon redemption or acceleration of maturity, an amount less than their principal amounts will be payable. An original issue discount debt security may be a zero-coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. The prospectus supplement relating to original issue discount securities will describe U.S. federal income tax consequences and other special considerations applicable to them. We also may issue debt securities as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, which may trigger special U.S. federal income tax, accounting and other consequences, all as described in more detail in the prospectus supplement relating to any of the particular debt securities.

A Prospectus Supplement Will Describe the Specific Terms of a Series of Debt Securities

The specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement or supplements relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	if the series of debt securities are subordinated debt securities, whether the subordination provisions summarized below or different subordination provisions will apply;

•	the aggregate principal amount of the series of debt securities and any limit thereon;

•	the date or dates on which the series of debt securities will mature;

•	the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•

the rate or rates, which may be fixed, variable or indexed, per annum at which the series of debt securities will bear interest, if any, the date or dates from which that interest, if any, will accrue, and any applicable day count fraction and other provisions for calculating interest;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities is payable;

•

the dates on which interest, if any, on the series of debt securities will be payable, the regular record dates for the interest payment dates if different from those specified in this prospectus, the person to whom interest on a debt security is payable, if that person is not a holder on the regular record date, and the business day convention and business days applicable to the debt securities;

•

if the series of debt securities are subordinated debt securities, the right, if any, to defer payment of interest or extend the interest payment periods and the duration of any such deferral or extension period, including the maximum consecutive period during which interest payment periods may be extended;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at our option or the option of the holder;

•

the date, if any, on or after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•

if the debt securities may be converted into or exercised or exchanged for our Common Stock or preferred stock or any other of our securities, or of securities of any third party, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of Common Stock or preferred stock or such other securities issuable upon conversion, exercise or exchange may be adjusted;

•

whether the debt securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which a resale may occur, any conditions to the resale and any right of a holder to substitute securities for the securities subject to resale;

•	the denominations in which the series of debt securities will be issuable, including if other than in denominations of $1,000 and any integral multiple thereof;

•

if other than the principal amount thereof, the portion of the principal amount of the series of debt securities which will be payable upon the declaration of acceleration of the maturity of that series of debt securities;

•

the currency or currencies, including currency units or composite currencies, of payment of principal, premium, if any, and interest on the series of debt securities and any special considerations relating to that currency or those currencies;

•

if the currency or currencies, including currency units or composite currencies, of payment for principal, premium, if any, and interest on the series of debt securities is subject to our or a holder’s election, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index, formula or other method used to determine the amount of payment of principal or premium, if any, and interest, if any, on the series of debt securities;

•	the applicability of the provisions described below under “—Restrictive Covenants” and “—Defeasance”;

•	any event of default under the series of debt securities if different from those described below under “—Default and Related Matters—Events of Default—What Is an Event of Default?”;

•

if the series of debt securities will be issuable only in the form of a global security, as described below under “—Legal Ownership—Global Securities”, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

•	a discussion of certain U.S. federal income tax considerations applicable to specific debt securities, if different from those discussed in this prospectus;

•	any proposed listing of the series of debt securities on any securities exchange; and

•	any other special feature of the series of debt securities.

Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the applicable prospectus supplement.

Modification and Waiver of Indenture Provisions

There are four types of changes we can make to either indenture and the applicable series of debt securities issued under that indenture.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

•	change to the payment due date of the principal or interest on a debt security;

•	reduction of any amounts due on a debt security;

•	reduction of the amount of principal payable upon acceleration of the maturity of a debt security, including the amount payable on an original issue discount security, following a default;

•	change to the place or currency of payment on a debt security;

•	impairment of your right to sue for payment of any amount due on your debt security;

•	impairment of any right that you may have to exchange or convert the debt security for or into other securities or property;

•	reduction of the percentage of direct holders of debt securities whose consent is needed to modify or amend the applicable indenture;

•	reduction of the percentage of direct holders of debt securities whose consent is needed to waive our compliance with certain provisions of the applicable indenture or to waive certain defaults; and

•	modification of any other aspect of the provisions dealing with modification and waiver of the applicable indenture.

Changes Requiring a Majority Vote. The second type of change to a particular indenture and the debt securities is the kind that requires a vote in favor by direct holders of debt securities owning a majority of the principal amount of each series affected thereby. Most changes, including waivers, as described below, fall into this category, except for changes noted above as requiring the approval of the holders of each security affected thereby, and, as noted below, changes not requiring approval.

Each indenture provides that a supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more particular series of securities, or which modifies the rights of the holders of securities of such series with respect to such covenant or other provision, will not be deemed to affect the rights under the applicable indenture of the holders of securities of any other series.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes referenced in our indentures that would not adversely affect holders of the debt securities.

Changes by Waiver Requiring a Majority Vote. Fourth, we need the approval of direct holders of senior debt securities owning a majority of the principal amount of the particular series affected to obtain a waiver of certain of the restrictive covenants, including the one described below under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary”. We also need such majority approval to obtain a waiver of any past default, except a payment default listed in the first category described later under “—Default and Related Matters—Events of Default”, which would require the waiver of each holder.

Modification of Subordination Provisions. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect without the consent of the direct holders of a majority in aggregate principal amount of each affected series.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•

for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default;

•

for debt securities whose principal amount is not known, for example, because it is based on an index, we will use a special rule for that debt security described in the applicable prospectus supplement; or

•	for debt securities denominated in one or more foreign currencies, currency units or composite currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described below under “—Defeasance—Full Defeasance”.

We will generally be entitled to set any day as a record date for the purpose of determining the direct holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In some circumstances, the trustee will be entitled to set a record date for action by direct holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are direct holders of outstanding securities of that series on the record date and must be taken on or before the expiration date designated by us or the trustee, as applicable. If no such expiration date is so designated, the expiration date will be the 180th day following the record date.

If you are a street name holder or other indirect holder, you should consult your bank or broker for information on how you may grant or deny approval if we seek to change an indenture or the debt securities or request a waiver.

Subordination Provisions

Direct holders of subordinated debt securities must recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

Senior Indebtedness

Under the subordinated debt indenture, “senior indebtedness” includes all of our obligations to pay principal, premium, if any, interest, penalties, fees and other charges:

•	for borrowed money;

•	in the form of or evidenced by other instruments, including obligations incurred in connection with our purchase of property, assets or businesses;

•	under capital leases;

•	under letters of credit, bankers’ acceptances or similar facilities;

•	issued or assumed in the form of a deferred purchase price of property or services, such as master leases;

•	under swaps and other hedging arrangements; and

•	pursuant to our guarantee of another entity’s obligations and all dividend obligations guaranteed by us.

The following types of our indebtedness will not rank senior to the subordinated debt securities:

•	indebtedness incurred in the form of trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	indebtedness which, by its terms, expressly provides that it does not rank senior to the subordinated debt securities; and

•	indebtedness we owe to a subsidiary of ours.

Payment Restrictions on our Subordinated Debt

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•

in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

•

(a) in the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any senior indebtedness beyond any applicable grace period, or (b) in the event that any event of default, or event which, with notice or lapse of time or both, would become an event of default with respect to any senior indebtedness has occurred and is continuing, permitting the direct holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of either (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded or, in the case of (b) only, a specified period of time has elapsed).

If the trustee under the subordinated debt indenture or any direct holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the direct holders will have to repay that money to the direct holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the direct holders of that series can take action against us, but they will not receive any money until the claims of the direct holders of senior indebtedness have been fully satisfied.

Restrictive Covenants

General

We have made certain promises in each indenture called covenants where, among other things, we promise to maintain our corporate existence and all licenses and material permits necessary for our business.

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another company or firm, or to buy or lease substantially all of the assets of another company or firm. However, we may not take any of these actions unless the following conditions, among others, are met:

•

If we merge out of existence or sell or lease substantially all our assets, the other company or firm may not be organized under a foreign country’s laws; that is, it must be a corporation, partnership or trust organized under the laws of a State of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities.

•

The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us notice of our default or our default having to exist for a specific period of time were disregarded.

•

It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders, including the direct holders of the senior debt securities, or over our general creditors if we fail to pay them back. We have promised in our senior debt indenture to limit these preferential rights on voting stock of any designated subsidiary, called liens, as discussed under “—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary”. If a merger or other transaction would create any liens on the voting stock of our designated subsidiary, we must comply with that restrictive covenant. We would do this either by deciding that the liens were permitted, or by following the requirements of the restrictive covenant to grant an equivalent or higher- ranking lien on the same voting stock to the direct holders of the senior debt securities.

In addition, in the senior debt indenture, but not in the subordinated debt indenture, we have made the promise described in the next paragraph.

Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary

Some of our property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders, including the direct holders of the senior debt securities, or over our general creditors if we fail to pay them back. These preferential rights are called liens. In the senior debt indenture, we promise not to create, issue, assume, incur or guarantee any indebtedness for borrowed money that is secured by an encumbrance such as a mortgage, pledge, lien, security interest or other encumbrance on the common stock of our designated subsidiary, of any successor to substantially all of the business of the designated subsidiary which is also a subsidiary of Prudential Financial, or of any corporation, other than Prudential Financial, directly or indirectly controlling the designated subsidiary. We do not need to comply with this restriction if we also secure all the senior debt securities that are deemed outstanding under the senior debt indenture equally with, or prior to, the indebtedness being secured, together with, if we so choose, any of our designated subsidiary’s other indebtedness. This promise does not restrict our ability to sell or otherwise dispose of our interests in our designated subsidiary.

Our designated subsidiary means The Prudential Insurance Company of America.

Defeasance

The following discussion of full defeasance and covenant defeasance will apply to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the applicable prospectus supplement.

Full Defeasance

If there is a change in U.S. federal income tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following arrangements for you to be repaid:

•

we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•

there must be a change in current U.S. federal income tax law or a U.S. Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.);

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above; and

•	in the case of the subordinated debt securities, the following requirements must also be met:

•

no event or condition may exist that, under the provisions described above under “—Subordination Provisions—Payment Restrictions on our Subordinated Debt”, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•	we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of direct holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the direct holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. In addition, in the case of subordinated debt securities, the provisions described above under “—Subordination Provisions” would not apply. You could not look to us for repayment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

Covenant Defeasance

Under current U.S. federal income tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities without causing tax consequences to you. This type of release is called covenant defeasance. If we ever accomplished covenant defeasance, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

•

we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•

we must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves; and

•	in the case of the subordinated debt securities, the following requirements must also be met:

•

no event or condition may exist that, under the provisions described above under “—Subordination Provisions—Payment Restrictions on our Subordinated Debt”, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•

we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of direct holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the direct holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If we accomplish covenant defeasance, the following provisions, among others, of the indentures and the debt securities would no longer apply:

•

our promises regarding conduct of our business previously described above under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary”, and any other covenants applicable to the series of debt securities and described in the prospectus supplement;

•	the condition regarding the treatment of liens when we merge or engage in similar transactions, as described above under “—Restrictive Covenants—Mergers and Similar Events”; and

•	the events of default relating to breach of covenants, described below under “—Default and Related Matters—Events of Default—What Is an Event of Default?”.

In addition, in the case of subordinated debt securities, the provisions described above under “—Subordination Provisions” will not apply if we accomplish covenant defeasance.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs, such as our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall in the trust deposit. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default and Related Matters

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means that you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our debt obligations and therefore they rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities are subordinate and junior in right of payment to all of our senior indebtedness, as defined in the subordinated debt indenture and as described above under “—Subordination Provisions”.

Events of Default

You will have special rights if an event of default occurs and is not cured or waived, as described later in this subsection.

What Is an Event of Default? The term “event of default” means any of the following:

•	we do not pay the principal or any premium on a debt security on its due date;

•	we do not pay interest on a debt security within 30 days of its due date;

•

with respect only to subordinated debt securities, we do not deposit money into a separate custodial account, known as a sinking fund, when such deposit is due if we agree to maintain any such sinking fund;

•

we remain in breach of the restrictive covenant described previously under “—Restrictive Covenants— Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary” or default in the observance or performance of any other covenant, warranty or agreement contained in the applicable indenture that continues for a period of 90 days after we have received written notice specifying the default and demanding that such default be remedied from the trustee or the holders of at least 25% in principal amount of the outstanding securities of the affected series, except in the case of a default with respect to the “Consolidation, Merger and Sale of Assets” covenant, which will constitute an event of default with such notice requirement but without such passage of time requirement; provided that our failure to comply with the requirements of Section 314(a) of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or our filing obligation, as defined below, or to file a report with the SEC as contemplated in the indenture or otherwise will not constitute an event, which with the giving of notice and the passage of time pursuant to this bullet, would constitute an event of default;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•	any other event of default described in the prospectus supplement occurs.

Remedies If an Event of Default Occurs. If you are the holder of a subordinated debt security, all remedies available to you upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “—Subordination Provisions”. If an event of default has occurred and has not been cured or waived, the trustee or the direct holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount, or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security, of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be canceled by the direct holders of at least a majority in principal amount of the debt securities of the affected series.

You should refer to the prospectus supplement relating to any series of debt securities that are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders unless the direct holders offer the trustee reasonable protection from expenses and liability, called an indemnity. If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•

the direct holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must have not received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice; and

•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

If you are a street name holder or other indirect holder, you should consult your bank or your broker for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default.

Reports

The indentures provide that any documents or reports that we may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after we have filed those documents or reports with the SEC (the “filing obligation”). Under the Trust Indenture Act, we may have a separate obligation to file with the trustee documents or reports that we are required to file with the SEC. Our failure to comply with either the filing obligation or any such filing obligation we may have under the Trust

Indenture Act is not an event that will result in an event of default under the indentures. Accordingly, acceleration of our obligations under the debt securities will not be a remedy for our failure to file those documents or reports with the trustee, and you may have no remedy for the failure other than an action for damages.

Conversion or Exchange for Common Stock

The terms on which debt securities of any series are convertible into or exchangeable for our Common Stock or other securities or property of ours or of third parties will be set forth in the applicable prospectus supplement. These terms will include:

•	the conversion or exchange price, or manner for calculating such a price;

•	the exchange or conversion period; and

•	whether the conversion or exchange is mandatory, at the option of the holder, or at our option.

The terms may also include calculations pursuant to which the number of shares of our or a third party’s common stock or other securities or property to be received by the holders of debt securities would be determined according to the market price of our Common Stock or other securities or property of ours or of third parties as of a time stated in the prospectus supplement. The conversion or exchange price of any debt securities of any series that is convertible into our Common Stock may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, in each case as we may describe in the applicable prospectus supplement.

Redemption

Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund.

If we issue redeemable debt securities, the dates and terms on which those securities are mandatorily or optionally redeemable will be set forth in the applicable prospectus supplement. We may, as applicable, redeem any series of those debt securities after its issuance date in whole or in part at any time and from time to time. We may redeem debt securities in denominations larger than $1,000 but only in integral multiples of $1,000.

If a series of debt securities is redeemable, the redemption price for any debt security that we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date, unless otherwise specified in the applicable prospectus supplement.

Governing Law

The indentures are, and the debt securities will be, governed by and construed in accordance with the laws of the State of New York.

Our Relationship With the Trustee

The trustee under our senior indenture is The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A. The trustee under our subordinated indenture is The Bank of New York Mellon (formerly known as The Bank of New York). We and our subsidiaries maintain banking and other service relationships with The Bank of New York Mellon.

If an actual or potential event of default occurs with respect to any of our debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that case, unless the default is cured or waived within 90 days, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

In addition, affiliates of the trustee have underwritten our securities from time to time in the past and may underwrite our securities from time to time in the future. The trustee may be required to resign if an actual or potential event of default occurs with respect to the debt securities within one year after any offering of our securities underwritten by an affiliate of the trustee, such as BNY Mellon Capital Markets, LLC, since the trustee would likely be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that event, except in very limited circumstances, the trustee would be required to resign as trustee under one or more of the indentures and we would be required to appoint a successor trustee, unless the default is cured or waived within 90 days. In addition, the trustee can resign for any reason by giving written notice, and we would be required to appoint a successor trustee. If the trustee resigns following a default or for any other reason, it may be difficult to identify and appoint a qualified successor trustee. The trustee will remain the trustee under the indenture until a successor is appointed. During the period of time until a successor is appointed, the trustee will have both (a) duties to noteholders under the indenture and (b) a conflicting interest under the indenture for purposes of the Trust Indenture Act.

Foreign Currency

If a debt security is denominated in other than U.S. dollars and the specified currency is not available due to the imposition of exchange controls or other circumstances beyond our control, is no longer used by the government of the relevant country (unless otherwise replaced by the euro), or is no longer used for the settlement of transactions by public institutions of the international banking community, then we will be entitled to satisfy our obligations to holders by making payments in U.S. dollars on the basis of the most recently available exchange rate. The “exchange rate” means the noon buying rate in The City of New York for cable transfers for the specified currency. Any payment made under the circumstances and in a manner described above will not constitute an event of default under the applicable indenture.

If the applicable specified currency is redenominated or converted into or replaced by another currency pursuant to law having general and direct applicability in the jurisdiction which issued that specified currency (which may include European Union law), any payments in respect of a debt security otherwise required to be made in the specified currency shall be made in the currency into or by which the specified currency has been so redenominated, converted or replaced, based on the conversion or equivalency rate prescribed by law having general and direct applicability in such jurisdiction (which may include European Union law), and the specified currency shall not be deemed to be unavailable to the Company solely by reason of any such redenomination, conversion or replacement.

If any currency is introduced in the jurisdiction issuing the specified currency on the basis of legally enforceable equivalency to the specified currency pursuant to law having general and direct applicability in such jurisdiction (which may include European Union law) in preparation for conversion of the specified currency into, or replacement of the specified currency by, such other currency, we shall be entitled, at our option, to make any payments in respect of the relevant debt security otherwise required to be made in the specified currency in such other currency based on the equivalency rate prescribed by law having general and direct applicability in such jurisdiction (which may include European Union law). Any payment so made shall not, by itself, constitute a default in our obligations to make payments on the debt security. No occurrence of a currency conversion, replacement or introduction of a type described in this paragraph or the preceding paragraph involving the specified currency shall, by itself, entitle us to avoid its obligations under the relevant debt security or entitle us or any registered holder of a debt security to rescission of the purchase and sale of that debt security or to reformation of any of the terms hereof on the grounds of impossibility or impracticality of performance, frustration of purpose or otherwise.

If the registered holder of a debt security denominated in a specified currency other than U.S. dollars has elected to receive payments in U.S. dollars, payment in respect of that debt security will be based upon the exchange rate as determined by the exchange rate agent named in the applicable prospectus supplement or supplements based on the highest firm bid quotation for U.S. dollars received by the exchange rate agent as of 11:00 A.M., New York City time, on the second business day next preceding the applicable payment date from three recognized foreign exchange dealers in The City of New York, one of which may be the exchange rate agent, for purchase by the quoting dealer of the specified currency for U.S. dollars for settlement on such payment date of the aggregate amount of the specified currency payable to all holders of debt securities electing to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. All currency exchange costs will be borne by the holders of the debt securities by deductions from such payments. If three bid quotations are not available on the second business day preceding the payment of principal (and premium, if any) or interest with respect to any debt security, the payment will be made in the specified currency.

Legal Ownership and Global Security Issuance

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons or entities who are the direct holders of debt securities, which means those who are registered as holders of debt securities. As noted above, we will not have obligations to you if you hold in street name or through other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we will have no further responsibility for that payment even if that registered holder is legally required to pass the payment along to you as a street name holder but does not do so.

Global Securities

Because we will issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary.

Any person wishing to own a debt security included in the global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement will indicate whether your series of debt securities will be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize this type of investor as a registered holder of debt securities and instead deal only with the depositary that holds the global security.

If you are an investor in debt securities that are issued only in the form of global securities, you should be aware that:

•	you cannot get debt securities registered in your own name except in certain limited circumstances as described below under “—Special Situations When Global Security Will Be Terminated”;

•	you cannot receive physical certificates for your interest in the debt securities;

•

you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See “—Street Name and Other Indirect Holders” below;

•	you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

•

the depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

Special Situations When Global Security Will Be Terminated. In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your own bank or broker to find out how to have your interests in debt securities transferred to your own name, so that you will be a direct holder.

The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and we notify the trustee that we are unable to locate a qualified successor depositary;

•	when we notify the trustee that that global security shall be so transferable and exchangeable (which we do not expect will occur); or

•	when an event of default on the debt securities has occurred and has not been cured.

Events of default are discussed under “—Default and Related Matters” above.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary, not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

Street Name and Other Indirect Holders

We generally will not recognize investors who hold debt securities in accounts at banks or brokers in “street name” as legal holders of debt securities. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you are responsible for checking with your own institution to find out:

•	how it handles securities payments and notices;

•	how it would handle a request for the holders’ consent if ever required;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Additional Mechanics

Form, Exchanges and Transfer of our Debt Securities

Form. The debt securities will be issued:

•	only in fully registered global form;

•	without interest coupons; and

•	unless otherwise indicated in the applicable prospectus supplement, in denominations that are integral multiples of $1,000.

A registered holder may have its debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. The registered holder may not exchange its debt securities for securities of a different series or having different terms, unless the prospectus supplement says it may.

Exchanges and Transfers. A registered holder may exchange or transfer debt securities at the office of the trustee. It may also replace lost, stolen, destroyed or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered direct holders is called the “security registrar”. It will also register transfers of the debt securities.

A registered holder will not be required to pay a service charge to transfer or exchange debt securities, but it may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with the registered holder’s proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents

On each interest payment date we will pay interest to the registered holder listed in the trustee’s records at the close of business on a particular day, called the “regular record date”, in advance of each due date for interest. Unless otherwise specified in a prospectus supplement or supplements, the regular record date will be the business day preceding an interest payment date (as the interest payment date may be adjusted by any applicable business day convention). Because we expect to issue all of our debt securities in global form, we will pay interest to the relevant depositary in accordance with its applicable procedures. Each depositary has its own procedures for determining to whom it will pay interest, and it is not bound by the regular record date we establish. If our debt securities become held in registered non-global form in one of the special situations we have described in this prospectus, we will pay interest on the applicable interest payment dates to the registered holders on the regular record date.

We will pay interest, principal and any other money due on the debt securities in accordance with the procedures of the applicable depositary, in the case of global securities, and otherwise at the corporate trust office of the trustee in The City of New York. That office is currently located at 101 Barclay Street, 7W, New York, New York 10286. Registered holders must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

If you are a street name holder or other indirect holder, you should consult your bank or your broker for information on how you will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify registered holders of changes in the paying agents for any particular series of debt securities.

Notices

We and the trustee will send notices regarding the debt securities only to direct holders, using the procedures of the applicable depositary, in the case of global securities, and otherwise to their addresses as listed in the trustee’s records.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of one year after the amount is due to direct holders will be repaid to us. After that one-year period, registered holders may look only to us for payment and not to the trustee, any other paying agent or anyone else.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

We may issue preferred stock in one or more series, as described below. The following briefly summarizes some provisions of our amended and restated certificate of incorporation that would be important to holders of our preferred stock. See “Description of Our Common Stock—Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws” for additional information about these documents. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation, which is an exhibit to the registration statement that contains this prospectus.

The description of most of the financial and other specific terms of your series will be in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your series of preferred stock as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred stock.

Reference to a series of preferred stock means all of the shares of preferred stock issued as part of the same series under a certificate of designations filed as part of our amended and restated certificate of incorporation.

Our Board is Authorized to Issue Many Classes or Series of Preferred Stock

We have authorized 10,000,000 shares of preferred stock with a par value of $0.01 per share. Under our amended and restated certificate of incorporation, our board of directors is expressly authorized, without further action by our shareholders, to provide for the issuance of all or any of the authorized shares of preferred stock in one or more classes or series and to fix for each class or series the voting powers (which means, full, limited, or no voting powers), and the distinctive designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, and to issue such shares. These rights and preferences may be superior to Common Stock as to dividends, voting rights and distributions of assets, upon liquidation or otherwise.

Without limitation, the shares of preferred stock may be convertible into, or exchangeable for, shares of any other class or classes of stock or of any other series of the same or any other class or classes of stock, if our board of directors so determines. Our board of directors will fix the terms of the series of preferred stock it designates by resolution adopted as may be permitted by the New Jersey Business Corporation Act before we issue any shares of the series of preferred stock.

The prospectus supplement relating to the particular series of preferred stock will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•	the offering price at which we will issue the preferred stock;

•	the title, designation, number of shares and stated value of the preferred stock;

•

the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accumulate;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our amended and restated certificate of incorporation.

When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank equally in all respects with each other series of preferred stock and prior to our Common Stock as to dividends and any distribution of our assets.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue shares of preferred stock may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to acquire us without negotiating with our board of directors.

Dividends

Holders of each series of preferred stock will be entitled to receive dividends only when, as and if declared by our board of directors from funds legally available for payment of dividends. The rates and dates of payment of dividends, if any, will be set forth in the applicable prospectus supplement relating to each series of preferred stock.

Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.

We may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to the series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of the other series of preferred stock if it pays dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock if it pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per liquidation value per share to accrued dividends per liquidation value per share will be the same for each series of preferred stock.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the certificate of designations establishing the series; or

•	as required by applicable law.

Liquidation Preferences

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of each series of our preferred stock will have the right, as described in the applicable prospectus supplement, to receive distributions upon liquidation in the amount specified, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on the Common Stock or on any securities ranking junior to the preferred stock upon liquidation, dissolution or winding-up.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking equally regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will have the right to a ratable portion of our available assets, up to the full liquidation preference of each security. Holders of these series of preferred stock or other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be mandatorily redeemed.

Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.

Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Conversion or Exchange Rights

The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of Common Stock, another series of our preferred stock or any other securities registered pursuant to the registration statement of which this prospectus forms a part, or for securities of any third party.

Transfer Agent and Registrar

The transfer agent, registrar and dividend disbursement agent for the preferred stock will be stated in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

The following briefly summarizes some provisions of the depositary shares and depositary receipts that we may issue from time to time and which would be important to holders of depositary shares or depositary receipts, other than pricing and related terms which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered, and it will provide any additional provisions applicable to the depositary shares or depositary receipts being offered, including their tax treatment. The following description and any description in a prospectus supplement may not be complete and each is subject to, and qualified in its entirety by reference to the terms and provisions of the form of deposit agreement to be filed as an exhibit to the registration statement which contains this prospectus.

Description of Depositary Shares

We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of the particular series of preferred stock issued and deposited with a depositary to be designated by us. The fraction or the multiple of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

We will deposit the preferred shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred stock depositary. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights may include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

While definitive engraved depositary receipts (certificates) are being prepared, we may instruct the depositary to issue temporary depositary receipts, which will entitle holders to all the rights of the definitive depositary receipts and be substantially in the same form. The depositary will prepare definitive depositary receipts without unreasonable delay, and we will pay for the exchange of your temporary depositary receipts for definitive depositary receipts.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Dividends and Other Distributions

The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.

In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the series of preferred stock represented by depositary shares is subject to redemption, we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day, provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable methods as the depositary will decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the depositary. Any funds that we deposit with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of one year from the date we deposit the funds.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will vote all shares of that series held by it proportionately with instructions received.

Conversion or Exchange

The depositary, with our approval or at our instruction, will convert or exchange all depositary shares if the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will need to deposit the other preferred stock, Common Stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.

The exchange or conversion rate per depositary share will be equal to:

•	the exchange or conversion rate per share of preferred stock, multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share;

•	plus all money and any other property represented by one depositary share; and

•	including all amounts per depositary share paid by us for dividends that have accrued on the preferred stock on the exchange or conversion date and that have not been paid.

The depositary shares, as such, cannot be converted or exchanged into other preferred stock, Common Stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of our preferred stock or Common Stock or to exchange the preferred stock for any other securities registered pursuant to the registration statement of which this prospectus forms a part. If the depositary shares carry this right, we would agree that, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement

We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges, other than any change in the fees of any depositary, registrar or transfer agent, or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “—Withdrawal of Preferred Stock”, to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable;

•	each share of preferred stock has been converted into or exchanged for Common Stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate the deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary as follows:

•	we and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct;

•

we and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity; and

•	we and the depositary may rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Within 60 days after the delivery of a notice of resignation or removal of the depositary, we will appoint a successor depositary.

DESCRIPTION OF GUARANTEES WE MAY OFFER

We may offer guarantees, including for debt securities of our subsidiaries, for consideration that may include cash, consents or exchanges of existing securities. We may unconditionally guarantee the due and punctual payment of the principal of (and premium, if any) and interest, if any, on debt securities when and as the same shall become due and payable, whether at maturity, upon redemption, upon acceleration or otherwise. The guarantees will be governed by and construed in accordance with the laws of the State of New York.

Our guarantees will be unsecured. Guarantees on senior debt securities will rank equally with all of our other senior unsecured and unsubordinated obligations. Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, including The Prudential Insurance Company of America, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the guarantees will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and you should look only to our assets for payment thereunder.

Unless we state otherwise in the applicable prospectus supplement, our indentures do not limit us from incurring or issuing other debt securities or guarantees.

DESCRIPTION OF OUR COMMON STOCK

The following briefly summarizes some provisions of our amended and restated certificate of incorporation and amended and restated by-laws that would be important to holders of our Common Stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation and amended and restated by-laws which are exhibits to the registration statement that contains this prospectus. See “Where You Can Find More Information” for information about where you can obtain a copy of these documents.

Our Common Stock

We have authorized 1,500,000,000 shares of Common Stock with a par value of $0.01 per share. As of January 31, 2021, approximately 397,000,000 shares of Common Stock were outstanding. The outstanding shares of Common Stock are, and the shares of Common Stock offered by this prospectus when issued will be, fully paid and non-assessable.

Our Common Stock is listed on the New York Stock Exchange under the symbol “PRU”.

Dividend Rights

Holders of Common Stock may receive dividends as declared by our board of directors out of funds legally available for that purpose under the New Jersey Business Corporation Act, subject to the rights of any holders of any preferred stock.

Voting Rights

Each share of Common Stock gives the owner of record one vote on all matters submitted to a shareholder vote. The Common Stock votes together as a single class on all matters as to which common shareholders are generally entitled to vote.

Actions requiring approval of shareholders will generally require approval by a majority vote at a meeting at which a quorum is present. Our amended and restated certificate of incorporation provides that, with respect to shares of Common Stock and any shares of preferred stock voting together with the Common Stock as a class, the holders of at least 50% of the shares entitled to cast votes at a meeting of shareholders shall constitute a quorum at all meetings of shareholders for the transaction of business.

Liquidation Rights

In the event of a liquidation, dissolution or winding-up of Prudential Financial, each share of Common Stock will be entitled to receive an equal share in our net assets that remain after paying all liabilities and the liquidation preferences of any preferred stock.

Neither a merger nor a consolidation of us with any other entity, nor a sale, transfer or lease of all or any part of our assets would alone be deemed a liquidation, dissolution or winding-up for these purposes.

Pre-emptive Rights

Holders of our Common Stock have no pre-emptive rights with respect to any shares of capital stock that we may issue in the future.

Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws

A number of provisions of our amended and restated certificate of incorporation and amended and restated by-laws concern corporate governance and the rights of shareholders. Some provisions, including those granting our board of directors the ability to issue shares of preferred stock and to set the voting rights, preferences and other terms of preferred stock without shareholder approval, may be viewed as having an anti-takeover effect and may discourage takeover attempts not first approved by our board of directors, including takeovers that some shareholders may consider to be in their best interests. To the extent takeover attempts are discouraged, fluctuations in the market price of the Common Stock, which may result from actual or rumored takeover attempts, may be inhibited.

The amended and restated certificate of incorporation and the amended and restated by-laws have provisions that also could delay or frustrate the removal of directors from office or the taking of control by shareholders, even if that action would be beneficial to shareholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they were favorable to the interests of shareholders, and could potentially depress the market price of the Common Stock.

The following is a summary of the material terms of these provisions of our amended and restated certificate of incorporation and amended and restated by-laws. The statements below are only a summary, and we refer you to the amended and restated certificate of incorporation and amended and restated by-laws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. Each statement is qualified in its entirety by such reference. See “Where You Can Find More Information” for information about where you can obtain a copy of these documents.

Board of Directors; Number of Directors; Removal; Vacancies

Our amended and restated by-laws provide that the board of directors consists of not less than 10 nor more than 15 members, with the exact number to be determined by the board of directors from time to time. All directors are elected for terms expiring at the next annual meeting of shareholders and until such directors’ successors have been elected and qualified. The amended and restated by-laws also provide that the directors may be removed “with or without cause” upon the affirmative vote of a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote for the election of directors.

Unless otherwise required by law, vacancies on the board of directors, including vacancies resulting from an increase in the number of directors or the removal of directors, may only be filled by an affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, subject to any rights to director election held by any one or more classes or series of preferred stock.

Limitations on Call of Special Meetings of Shareholders

The amended and restated by-laws provide that special meetings of shareholders may only be called by the chairman of the board of directors, the chief executive officer, the president, or the board of directors, and shall be called by the chairman of the board of directors or the secretary of the Company upon the written request of shareholders that own at least 10% of the shares entitled to vote on the matters to be brought before the proposed special meeting. For purposes of such shareholder request, shareholders are deemed to own those shares held net long as described in the amended and restated by-laws.

Limitation on Written Consent of Shareholders

The amended and restated certificate of incorporation generally provides that action by holders of Common Stock cannot be taken by written consent without a meeting unless such written consents are signed by all shareholders entitled to vote on the action to be taken.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings

Our amended and restated by-laws establish advance notice procedures for shareholder proposals concerning nominations for election to the board of directors and new business to be brought before meetings of shareholders.

These procedures require that notice of such shareholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, we must receive the notice at our principal executive offices not less than 120 nor more than 150 days prior to the anniversary date of the annual meeting of shareholders before the one in which the shareholder proposal is to be considered.

In order for a director nominee to have access to the Company’s proxy statement, the amended and restated by-laws require the nominee to be nominated by not more than 20 shareholders, each of whom has a non-control intent and has had a net long position of 3% or more of the Company’s outstanding capital stock continuously for at least three years. These provisions make it procedurally more difficult for a shareholder to place a proposed nomination or new business proposal on the meeting agenda and therefore may reduce the likelihood that a shareholder will seek to take independent action to replace directors or with respect to other matters that are not supported by management.

Limitation of Liability and Indemnification Matters

Amended and Restated Certificate of Incorporation. Our amended and restated certificate of incorporation states that a director will not be held personally liable to us or any of our shareholders for damages for a breach of duty as a director except for liability:

•	for any breach of the director’s duty of loyalty to us or our shareholders,

•	for any act or omission not in good faith or involving a knowing violation of law, or

•	for any transaction from which such director derived or received an improper personal benefit.

This provision prevents a shareholder from pursuing an action for damages for breach of duty against one of our directors unless the shareholder can demonstrate one of these specified bases for liability. The inclusion of this provision in the amended and restated certificate of incorporation may discourage or deter shareholders or management from bringing a lawsuit against a director for a breach of his or her duties, even though an action, if successful, might otherwise benefit us and our shareholders. This provision does not affect the availability of non-monetary remedies like an injunction or rescission based upon a director’s breach of his or her duty of care.

Amended and Restated By-Laws. Our amended and restated by-laws provide that we must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding because such person is or was a director or officer of us, or is or was serving at our request as a director or officer, employee or agent of another entity. This indemnification covers expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by the indemnified person in connection with such action, suit or proceeding. To receive indemnification, a person must have acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests. In the case of any criminal action or proceeding, the indemnified person also must have had no reasonable cause to believe his or her conduct was unlawful. The amended and restated by-laws limit indemnification in cases when a person has been held liable to us.

Anti-Takeover Effect of New Jersey Business Corporation Act

New Jersey Shareholders Protection Act

We are subject to the provisions of Section 14A-10A of the New Jersey Business Corporation Act, which is known as the “Shareholders Protection Act”.

Generally, the Shareholders Protection Act prohibits a publicly held New Jersey corporation with its principal executive offices or significant business operations in New Jersey, like us, from engaging in any “business combination” with any “interested stockholder” of that corporation for a period of five years following the time at which that stockholder became an “interested stockholder”. An exception applies if (1) the business combination is approved by the board of directors before the stockholder becomes an “interested stockholder”; or (2) the transaction or series of related transactions which caused the stockholder to become an “interested stockholder” was approved by the board of directors prior to the stockholder becoming an “interested stockholder” and any subsequent business combinations with that interested stockholder are approved by the board of directors, provided that any such subsequent business combination is approved by (a) the board of directors, or a committee of that board, consisting solely of persons who are not employees, officers, directors, stockholders, affiliates or associates of that interested stockholder, and (b) the affirmative vote of the holders of a majority of the voting stock not beneficially owned by such interested stockholder at a meeting called for such purpose.

Covered business combinations include certain mergers, dispositions of assets or shares and recapitalizations. An “interested stockholder” is (1) any person that directly or indirectly beneficially owns 10% or more of the voting power of the outstanding voting stock of Prudential Financial; or (2) any “affiliate” or “associate” of ours that directly or indirectly beneficially owned 10% or more of the voting power of the then- outstanding stock of Prudential Financial at any time within a five-year period immediately prior to the date in question.

In addition, under the Shareholders Protection Act, we may not engage in a business combination with an interested stockholder at any time unless:

•	our board of directors approved the business combination prior to the time the stockholder became an interested stockholder;

•

the holders of two-thirds of our voting stock (which includes Common Stock) not beneficially owned by the interested stockholder affirmatively vote to approve the business combination at a meeting called for that purpose;

•

the consideration received by the non-interested stockholders in the business combination meets the standards of the statute, which is designed to ensure that all other shareholders receive at least the highest price per share paid by the interested stockholder; or

•

a business combination is approved by (a) the board of directors, or a committee of the board of directors consisting solely of persons who are not employees, officers, directors, stockholders, affiliates or associates of the interested stockholder prior to the consummation of the business combination; and (b) the affirmative vote of the holders of a majority of the voting stock (excluding that beneficially owned by the interested stockholder) at a meeting called for that purpose if the transaction or series of related transactions with the interested stockholder which caused the person to become an interested stockholder was approved by the board of directors prior to the consummation of that transaction or series of related transactions.

A New Jersey corporation that has publicly traded voting stock may not opt out of these restrictions.

Board Consideration of Certain Factors

Under the New Jersey Business Corporation Act, in discharging their duties, our directors may consider the effects that an action taken by us may have on interests and people in addition to our shareholders, such as employees, customers and the community. The directors may also consider the long-term as well as the short- term interests of us and our shareholders, including the possibility that these interests may best be served by our continued independence.

Transfer Agent

The transfer agent and registrar for our Common Stock is Computershare Limited.

DESCRIPTION OF WARRANTS WE MAY OFFER

General

We may issue warrants to purchase our senior debt securities, subordinated debt securities, preferred stock, depositary shares, Common Stock, any of these securities of a third party or any combination of these securities, and these warrants may be issued independently or together with any underlying securities and may be attached or separate from those underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which will be filed as an exhibit to the registration statement that contains this prospectus.

A Prospectus Supplement Will Describe the Specific Terms of Warrants

The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including currency units or composite currencies, investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•

the price at which and the currency or currencies, including currency units or composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or nonoccurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to this type of warrant as a universal warrant. We refer to each property described above as a warrant property.

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal, or premium, if any, or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or Common Stock will not have any rights of holders of the preferred stock or Common Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or Common Stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by and construed in accordance with the laws of the State of New York.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may offer and sell the securities from time to time as follows:

•	to or through underwriters or dealers for resale;

•	directly to other purchasers;

•	through designated agents; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Any underwriter or agent involved in the offer and sale of our securities, and the compensation, discounts and commissions, if applicable, to be paid to such underwriter or agent, will be specified in the applicable prospectus supplement or pricing supplement.

The securities, including securities issued or to be issued by us in connection with arrangements under which we agree to issue securities to underwriters or their affiliates on a delayed or contingent basis, that we distribute by any of these methods may be sold to the public, in one or more transactions, at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the Common Stock. Any Common Stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

If dealers are utilized in the sale of the securities, we may sell the securities to the dealers as principals or the dealers may act as our agents. If the dealers act as principal, they may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities which may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date. These contracts will be subject to only those conditions stated in the prospectus supplement, and the prospectus supplement will state the commission payable to the solicitor of such offers.

Underwriters, dealers and agents, and their respective affiliates and associates, may engage in transactions with or perform services for us, or be customers of ours, in the ordinary course of business.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities that may be issued after the date of this prospectus has been passed upon for Prudential Financial by corporate counsel for Prudential Financial and for the underwriters, dealers or agents by Cleary Gottlieb Steen & Hamilton LLP. As of the date of this prospectus, each such corporate counsel for Prudential Financial owned less than 1% of the Common Stock of Prudential Financial. Cleary Gottlieb Steen & Hamilton LLP regularly provides legal services to us and our subsidiaries. The opinion of our corporate counsel was based on assumptions about future actions required to be taken by Prudential Financial and the trustee in connection with the issuance and sale of the securities, about the specific terms of the securities and about other matters that may affect the validity of the securities but which could not be ascertained on the date of that opinion.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal controls over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$1,200,000,000

Prudential Financial, Inc.

6.000% Fixed-to-Fixed Reset Rate Junior Subordinated

Notes due 2052

PROSPECTUS SUPPLEMENT

August 8, 2022

Wells Fargo Securities

Global Coordinator and Joint Book-Runner

Barclays

BofA Securities

Deutsche Bank Securities

HSBC

Mizuho Securities

Joint Book-Runners

MUFG

RBC Capital Markets

SMBC Nikko

US Bancorp

Senior Co-Managers

Academy Securities

CastleOak Securities, L.P.

Drexel Hamilton

Ramirez & Co., Inc.

R. Seelaus & Co., LLC

Siebert Williams Shank

Junior Co-Managers